The Information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-178134

SUBJECT TO COMPLETION, DATED JANUARY 19, 2012

PRELIMINARY PROSPECTUS SUPPLEMENT

(to Prospectus dated December 21, 2011)

                 Shares

Common Stock

We are offering              shares of our common stock. Our common stock is quoted on The NASDAQ Global Select Market under the symbol “SQNM.” On January 18, 2012, the last reported sale price of our common stock on The NASDAQ Global Select Market was $4.64 per share.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-6 of this prospectus supplement and the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	PER SHARE	TOTAL
Public Offering Price	$	$
Underwriting Discounts and Commissions
Proceeds to Sequenom before expenses

Delivery of the shares of common stock is expected to be made on or about January     , 2012. We have granted the underwriters an option for a period of 30 days to purchase up to an additional                  shares of our common stock solely to cover over-allotments. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $            , and the total proceeds to us, before expenses, will be $            .

Sole Book-Running Manager

Jefferies

Prospectus Supplement dated January     , 2012

S-i

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

S-ii

About this Prospectus Supplement

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated December 21, 2011, including the documents incorporated by reference therein, provides more general information about the securities we may offer from time to time, some of which may not apply to the offering described in this prospectus supplement. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “Sequenom,” “we,” “our” or similar references mean Sequenom, Inc. and its wholly-owned subsidiaries.

SEQUENOM®, MassARRAY®, SensiGene® and iPLEX® are registered trademarks and SEQureDx™, MaterniT21™ and RetnaGene™ are trademarks of Sequenom, Inc. This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference may include other trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

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Prospectus Supplement Summary

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-6 and in the documents incorporated by reference into this prospectus supplement.

Company Overview

We are a molecular diagnostic testing and genetics analysis company committed to providing molecular diagnostic testing services, and research use only products, services, applications, and genetic analysis products that translate the results of genomic science into solutions for biomedical research, translational research, molecular medicine applications, and agricultural, livestock, and other areas of research. Our development and commercialization efforts in various diagnostic areas include noninvasive women’s health-related and prenatal diagnostics, ophthalmology, oncology, infectious diseases, and other medical conditions, disorders and diseases.

We operate our business on the basis of two reportable segments, Molecular Diagnostics (including Sequenom Center for Molecular Medicine, LLC, or Sequenom CMM) and Genetic Analysis. For the nine month period ended September 30, 2011, we generated approximately 86% of our revenues from our Genetic Analysis segment. Product sales and services revenues for this segment were derived from sales of consumables, including our SpectroCHIP arrays used with our iPLEX assay and other assays, MassARRAY hardware, maintenance agreements, sales and licensing of our proprietary software, and contract research services. Diagnostic revenues accounted for approximately 14% of our revenues for the nine month period ended September 30, 2011, and were primarily derived from the sale of Sequenom CMM’s Cystic Fibrosis Carrier Screening laboratory developed test, or LDT, and to a much lesser extent the Rhesus D, or RHD, genotyping LDT. Collections from the sale of Sequenom CMM’s age-related macular degeneration, or AMD, LDT and MaterniT21 LDT were not significant for the periods presented due to commencement of their commercialization in the second and fourth quarters of 2011, respectively. For the nine month period ended September 30, 2011, diagnostic revenues from Sequenom CMM were recognized on a cash basis at that time due to limited collections experience and the lack of contractual reimbursement agreements with third-party payors.

Molecular Diagnostics and SEQureDx Technology

We are committed to researching, developing and pursuing the commercialization of various noninvasive molecular diagnostic tests for prenatal genetic disorders and diseases, women’s health-related disorders and diseases, ophthalmology, oncology, infectious diseases, and other medical conditions, disorders and diseases. Currently, we are primarily focused on developing and commercializing prenatal diagnostic tests using our foundational, patent-protected, noninvasive, circulating cell-free fetal, or ccff, nucleic acid-based assay technology, which we in-license from Isis Innovation Limited. This technology uses a maternal blood sample for a prenatal diagnosis or risk assessment in order to provide reliable information about the presence, amount or absence of fetal genetic material in early pregnancy. We have branded our technology for prenatal diagnostics under the trademark SEQureDx. Our efforts in molecular diagnostics are focused on developing noninvasive in vitro diagnostic tests using our proprietary MassARRAY system and/or nucleic acid sequencing platforms currently provided by Illumina, Inc. We plan to execute the development, validation, and other activities necessary to file submissions with the U.S. Food and Drug Administration, or FDA, seeking clearance or approval for commercialization in the United States of certain of our in vitro diagnostic tests where we believe it will afford us competitive advantages to do so such as providing us with the flexibility to sell the tests to other laboratories, and an alternative in the event the FDA decides to exercise its enforcement jurisdictional authority with respect to regulation of laboratory-developed tests as in vitro diagnostics. Historically, the FDA has exercised enforcement discretion and exempted from regulation LDTs, but the FDA has stated that additional regulation of LDTs may be warranted. In 2010, we submitted a pre-investigational device exemption submission and supplements to the FDA for an in vitro diagnostic test for fetal chromosome 21 aneuploidy, such as trisomy 21, and have met with the FDA to discuss our proposed preclinical and clinical study designs.

Sequenom Center for Molecular Medicine

Sequenom CMM is our wholly-owned subsidiary and operates a laboratory located in Grand Rapids, Michigan, and a second laboratory located in San Diego, California, that are both accredited by the College of American Pathology and compliant with the certification requirements for high complexity testing under the Clinical Laboratory Improvement Amendments of 1988, as amended. Sequenom CMM develops and validates LDTs for use in and solely by Sequenom CMM as a testing service to physicians. Sequenom CMM utilizes our patented SEQureDx ccff technology in developing some of its LDTs. Sequenom CMM has validated and currently offers to physicians four LDTs: MaterniT21 LDT to determine the relative amount of chromosome 21 in circulating cell-free DNA; SensiGene RHD Genotyping to determine a mother’s blood type and RHD factor; SensiGene Cystic Fibrosis Carrier Screening to help identify individuals who may have an increased risk of having certain CF genetic mutations; and RetnaGene AMD to predict genetic predisposition to develop late-stage (wet) age-related macular degeneration. Patient samples are collected by physicians and submitted to Sequenom CMM for testing and the results are reported back to the ordering physician.

We have invested substantially in Sequenom CMM’s information technology infrastructure to enhance the capabilities of the laboratories to track samples and provide electronic ordering and reporting and have put in place sample collection and transportation logistics that can be scaled as demand for Sequenom CMM’s molecular diagnostic testing services increases. Currently, we offer pricing on our diagnostic tests that addresses the following general parameters: Insured patients have established maximum out-of-pocket costs with the payor being billed at the full list price and any outstanding amounts due are pursued from the payor, not the patient, on appeal. Uninsured patients are billed using a separately maintained price list. Due to our current out-of-network provider status associated with the lack of existing contracts with payors and the current level of adoption rates in particular with our LDTs for MaterniT21 and AMD, we expect prices will fluctuate until these factors are resolved or trends established. Sequenom CMM intends to provide reimbursement recommendations and enter into contracts with third-party payors to establish contractual pricing for its LDTs.

Sequenom CMM has developed, validated and, in October 2011, commercialized the MaterniT21 LDT for testing pregnant women who are at increased risk (by medical and clinical indicators) of carrying a fetus with trisomy 21. The MaterniT21 test is an LDT that analyzes circulating cell-free DNA extracted from a maternal blood sample. The test detects increased representation of chromosome 21 material, which is associated with trisomy 21. With technological advances and projected instrument and reagent costs of massively parallel shotgun sequencing declining rapidly, Sequenom CMM believes that performing the MaterniT21 LDT on a massively parallel shotgun sequencing platform is commercially attractive compared to other platforms. The MaterniT21 LDT is a noninvasive testing service that Sequenom CMM has demonstrated in a published large scale clinical validation study to have high specificity and sensitivity compared to currently available serum biochemical screening tests, can be used during the first and second trimesters of pregnancy, has broad ethnic coverage of the global population, and is a direct genetic test, not a surrogate marker.

In November 2010, Sequenom CMM presented the results from a pilot 96 patient study of a trisomy 21 test using massively parallel shotgun sequencing at a meeting of the American Society of Human Genetics. Based on the results of this small study, Sequenom CMM started and completed a larger study that analyzed

480 patient samples collected from pregnant women at increased risk for fetal chromosome 21 aneuploidy. A manuscript describing the results from this larger laboratory verification study was published online on February 10, 2011, in the American Journal of Obstetrics & Gynecology.

Based on the results from these two studies, Sequenom CMM undertook a large pivotal clinical validation study. The study was sponsored by Sequenom, but was designed, implemented, analyzed and reported by researchers at Women & Infants Hospital / Alpert School of Medicine of Brown University in Rhode Island, and was an independent multi-center international collaboration. In this study, Sequenom CMM tested and analyzed patient samples that had been collected under an institutional review board-approved clinical study conducted under the auspices of the Women & Infants Hospital in Rhode Island. The total number of patient samples in the clinical validation study was approximately 2,000, of which more than 200 were positive for trisomy 21 based on laboratory confirmation of the diagnosis performed on samples obtained from chorionic villus sampling, or genetic amniocentesis. The study design called for approximately 100 positive samples in each of the first and second trimesters of pregnancy. Sequenom CMM used essentially the same assay process in the clinical validation study that was used in the 480 sample study with the exception of employing the higher throughput Illumina HiSeq 2000, a second generation sequencer, introduced in 2010. Sequenom CMM scientists previously completed equivalency studies on the HiSeq 2000 sequencer in preparation for this large clinical validation study. This large pivotal clinical validation study was published online on October 17, 2011 by our academic collaborators in the journal Genetics in Medicine.

FDA Oversight of LDTs

Historically, the FDA has exercised enforcement discretion and exempted from regulation LDTs created and used by the same laboratory. During a public meeting held in July 2010, the FDA explained that it was reconsidering its policy of enforcement discretion over LDTs. Citing a variety of safety concerns related to current LDTs, the FDA noted that the tests have become increasingly complex and utilized for significant medical decisions, sometimes in place of similar tests that have been reviewed and cleared or approved by the FDA. However, no formal guidance has yet been issued discussing the nature of the changes the FDA may make with respect to the regulation of LDTs, nor the scope of potential regulation. We continue to monitor potential changes as the FDA’s LDT policy evolves to ensure Sequenom CMM’s activities are consistent with the FDA’s most current policy.

As part of the FDA’s evolving position on the regulation of LDTs, the FDA issued letters to a number of companies in mid-2010 that primarily related to direct-to-consumer genetic testing. In these letters, the FDA expressed concern about consumers making medical decisions in reliance on genetic tests that have not undergone the FDA’s premarket review. Although Sequenom CMM does not sell its testing services directly to consumers, we also received a letter from the FDA in July 2010. We responded to the FDA by letter in August 2010 and met with the FDA in September 2010. We reiterated at that meeting that Sequenom CMM’s LDTs are physician-ordered and neither we nor Sequenom CMM are involved in direct-to-consumer commercialization. The FDA indicated at that time it had no further questions on the direct-to-consumer issue.

Genetic Analysis

Our proprietary MassARRAY system is comprised of hardware, software applications, and consumable chips and reagents. It is a high-performance (in speed, accuracy, and cost efficiency) nucleic acid analysis research use only platform that quantitatively and precisely measures genetic target material and variations. Our system is widely accepted as a leading high-performance DNA analysis system for genotyping, somatic mutation analysis and fine mapping markets and continues to gain traction for applications, such as agricultural genomics and clinical research. Our research customers include premier clinical research laboratories, bioagriculture, biotechnology and pharmaceutical companies, academic institutions, and various government agencies worldwide. To provide customer support for our expanding user base, and in an effort to maximize market penetration, we have established direct sales and support employees serving North America, Europe and Asia, in addition to utilizing sales and distribution partners in several major countries throughout the world.

Our MassARRAY system provides reliable results for a wide range of DNA/RNA analysis applications, including single nucleotide polymorphism, or SNP, genotyping, detection of mutations, analysis of copy number variants, and other structural genome variations. In addition, the system provides quantitative gene expression analysis, quantitative DNA methylation analysis, comparative sequence analysis of haploid organisms, SNP discovery, and oligonucleotide quality control. These applications are provided through proprietary research use application software that operates on the MassARRAY system and through the purchase of consumable chips and reagent sets. While the MassARRAY system is versatile across many applications, it is a robust and cost-effective genotyping and somatic mutation analysis solution enabled through our research use only iPLEX multiplexing assay, which permits multiplexed SNP and somatic mutation analysis. In April 2010, we launched our next-generation research use only mass spectrometry system, the MassARRAY Analyzer 4. This high performance nucleic acid analysis system has been designed to meet customer demand for a bench top instrument with greater flexibility across multiple applications, improved reliability and faster performance and is designed to empower the basic and translational research community to advance findings from discovery genetic and biomarker studies toward biomarker validation and potential clinical utility in diagnosis, prognosis and monitoring of diseases.

Our research and development efforts in genetic analysis are committed to producing new and improved components and applications for the MassARRAY system that deliver greater system versatility and higher data quality at a competitive price per data point. These research and development activities and new applications also serve to facilitate and support our diagnostics initiatives.

Recent Developments

On January 10, 2012, the U.S. District Court for the Southern District of New York formally approved a settlement of the class action captioned In re Sequenom, Inc. IPO Securities Litigation (Case No. 01-CV-10831) relating to allegations that our underwriters, certain of our officers and directors and we violated the federal securities laws because our registration statement and prospectus in connection with our initial public offering contained untrue statements of material fact or omitted material facts regarding the compensation to be received by and the stock allocation practices of the underwriters. Similar complaints were filed in the same District Court against hundreds of other public companies that conducted initial public offerings of their common stock in the late 1990s and 2000, or the IPO Cases. Accordingly, all claims against us and our officers and directors in the IPO Cases will be dismissed with prejudice, and our pro rata share of the settlement fund will be fully funded by insurance.

Preliminary Fourth Quarter 2011 Results

Our cash, cash equivalents and current marketable securities were approximately $84.2 million as of December 31, 2011. This financial result is preliminary, unaudited and subject to completion and may differ from what will be reflected in our audited consolidated financial statements as of and for the year ended December 31, 2011. Our audited consolidated financial statements will not be available until after this offering is complete, and consequently will not be available to you prior to investing in this offering.

Company Information

We incorporated in the State of Delaware in 1994. Our principal executive offices are located at 3595 John Hopkins Court, San Diego, California, 92121, and our telephone number at that address is (858) 202-9000. Our website address is http://www.sequenom.com. The information contained on, or accessible through, our website is not incorporated by reference into and does not form a part of this prospectus.

The Offering

Common stock offered by us	shares

Common stock to be outstanding immediately after this offering	shares

Over-allotment option	We have granted the underwriters an option to purchase up to additional shares of our common stock to cover over-allotments, if any. This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, which may include research and development expenses, capital expenditures, working capital, and general administrative expenses. See “Use of Proceeds” on page S-36 of this prospectus supplement.

NASDAQ Global Select Market listing	Our common stock is listed on The NASDAQ Global Select Market under the symbol “SQNM.”

Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement.

Outstanding Shares

The number of shares of our common stock to be outstanding immediately after this offering is based on 99,348,623 shares outstanding as of December 31, 2011, and exclude as of that date:

■	7,846,413 shares of common stock issuable upon the exercise of outstanding stock options under our equity incentive plans, with a weighted average exercise price of $7.49 per share;

■	4,727,462 shares of common stock available for future grants under our equity incentive plans;

■	747,621 shares of common stock available for issuance under our employee stock purchase plan;

■	325,800 shares of common stock available for issuance under our new hire equity incentive plan;

■	1,154,747 shares of common stock issuable upon vesting of outstanding restricted stock units and restricted stock awards; and

■	250,000 shares of common stock issuable upon the exercise of outstanding warrants, with a weighted average exercise price of $6.13 per share.

Except as otherwise indicated, all information in the prospectus supplement assumes no exercise by the underwriters of their over-allotment option.

Risk Factors

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to our Company

If we fail to obtain the capital necessary to fund our operations, our financial results, financial condition and our ability to continue as a going concern will be adversely affected and we will have to cease or reduce further commercialization efforts or delay or terminate some or all of our product development programs.

We expect to continue to incur losses for the foreseeable future and may have to raise substantial cash to fund our planned operations.

Our cash, cash equivalents and current marketable securities were $84.2 million as of December 31, 2011 (unaudited). Based on our current plans, we believe our cash, cash equivalents and current marketable securities will be sufficient to fund our operating expenses and capital requirements into early 2013. Our and Sequenom CMM’s announced plans to expand our operations to commercialize the MaterniT21 LDT and our research and development activities related to improvements to current tests and other LDTs and to expand our diagnostic test menu can only be implemented if we are successful in raising significant funds. In addition, there can be no assurances that our commercialization or research and development activities will be successful. We believe our current sales and marketing operations are not sufficient to achieve the level of market awareness and sales required for us to attain significant commercial success for the MaterniT21 LDT. If we or Sequenom CMM are not able to successfully implement our marketing, sales and commercialization strategies, we and Sequenom CMM may not be able to expand geographically, increase sales of the MaterniT21 LDT or successfully commercialize any future LDTs or diagnostic tests that we may develop. Additionally, in order to execute our molecular diagnostic research and development activities, we need to collect a large number of patient samples in a timely manner. If we do not make sufficient research and development progress, this could adversely impact our ability to raise significant additional funds, which could adversely impact our ability to continue as a going concern. The actual amount of funds that we will need and the timing of any such investment will be determined by many factors, some of which are beyond our control.

We anticipate that we may need to raise additional funds in the future to support commercialization of the MaterniT21 LDT and continued development and commercialization of our molecular diagnostic technology. We may need to sell equity or debt securities to raise significant additional funds. However, it may be difficult for us to raise additional capital through the sale of equity or debt securities. The sale of additional securities will likely result in dilution to our stockholders. Additional financing may not be available in amounts or on terms satisfactory to us or at all. We may be unable to raise additional funds due to a variety of factors, including our financial condition, the status of our commercialization efforts and our research and development programs, the status of ongoing litigation and the general condition of the financial markets. If we fail to raise additional funds, we will have to cease or reduce our commercialization efforts, delay or terminate some or all of our research and development programs, our financial condition and operating results will be adversely affected and we may have to cease our operations.

The amount of additional funds we will need depends on many factors, including:

■	the size of our future operating losses;

■	our success and our distributors’ success in selling our MassARRAY system, ancillary reagents, software and services;

■	our and Sequenom CMM’s success selling and marketing the MaterniT21 LDT and the level of collections and reimbursement from third-party payors;

■

Sequenom CMM’s success in generating revenues from its testing services for cystic fibrosis carrier screening, fetal Rhesus D genotyping, and AMD, and the level of reimbursement and collections for these and future tests;

■	the terms and conditions of sales contracts, including extended payment terms;

■	the level of our selling, general and administrative expenses;

■

our success and the extent of our investment in the research, development and commercialization of diagnostic technology, including genetic analysis technology, molecular diagnostics and noninvasive prenatal diagnostic technology and the acquisition and/or licensing of third-party intellectual property rights;

■	our success in obtaining sufficient quantities and quality of patient samples;

■	our success in obtaining regulatory clearance or approval to market our diagnostic products in various countries, including the United States;

■	our success in validating our diagnostic tests and the levels of clinical performance achieved;

■	our success either alone or in collaboration with our partners in launching and selling additional diagnostic products or services;

■	our success and the extent of our investment in the research and development in our genetic analysis business;

■

the extent to which we enter into, maintain, and derive revenues from licensing agreements, including agreements to out-license our noninvasive prenatal analysis technology, research and other collaborations, joint ventures and other business arrangements;

■	the level of our legal expenses and any damages or settlement payments arising from the lawsuit filed by our former chief financial officer to the extent our insurance coverage is insufficient;

■	the amount of any legal expenses, settlement payments, fines or damages arising from any future investigation or litigation and the extent to which any of the foregoing is not covered by insurance;

■	the dilution from any issuance of securities, whether in connection with future capital-raising or acquisition transactions, the settlement of litigation, or otherwise;

■	the extent to which we acquire, and our success in integrating, technologies or companies;

■	the level of our expenses associated with the audit of our consolidated financial statements as well as compliance with other corporate governance and regulatory developments or initiatives;

■	regulatory changes by the U.S. Food and Drug Administration , or FDA, and other worldwide regulatory authorities; and

■	technological developments in our markets.

General market conditions, the market price of our common stock, uncertainty about the successful commercialization of the MaterniT21 LDT and the development of other LDTs and diagnostic tests, regulatory developments, the uncertainty regarding the results of ongoing litigation matters or other factors may not support capital raising transactions. In addition, our ability to raise additional capital may depend upon obtaining stockholder approval. There can be no assurance that we will be able to obtain stockholder approval if it is necessary. If we are unable to obtain sufficient additional funds on a timely basis or on terms favorable to us, we may be required to cease or reduce further commercialization of our products, to cease or reduce certain research and development projects, to sell, license or otherwise dispose of some or all of our technology or assets or business units, to merge all or a portion of our business with another entity or we may not be able to continue as a going concern. If we raise additional funds by selling shares of our capital stock (or otherwise issue shares of our capital stock or rights to acquire share of our capital stock), the ownership interest of our current stockholders will be diluted.

We and Sequenom CMM will need to expand our marketing and sales capabilities in order to increase demand for the MaterniT21 LDT, to expand geographically and to successfully commercialize any other diagnostic tests we may develop.

In October 2011, Sequenom CMM began commercializing the MaterniT21 LDT, a noninvasive trisomy 21 test that analyzes DNA samples utilizing massively parallel shotgun sequencing. We believe our and Sequenom CMM’s current sales and marketing operations are not sufficient to achieve the level of market awareness and sales required for us to attain significant commercial success for the MaterniT21 LDT, to expand our geographic presence and to successfully commercialize any other diagnostic tests we may develop. In order to increase sales of the MaterniT21 LDT, we will need to:

■	expand our direct sales force in the United States by recruiting additional sales representatives in selected markets;

■	enter into collaborative relationships with third parties to expand sales and marketing channels;

■

educate clinicians, other healthcare professionals, clinical diagnostic laboratories, healthcare thought leaders and third-party payors regarding the clinical benefits and cost-effectiveness of the MaterniT21 LDT;

■	expand our number of clinical diagnostic laboratory and hospital outreach laboratory customers; and

■	establish, expand, and manage sales and reimbursement arrangements with third parties, such as insurance companies.

We have limited experience in selling and marketing the MaterniT21 LDT. We intend to hire a significant number of additional sales and marketing personnel with experience in the diagnostic, medical device or pharmaceutical industries. We may face competition from other companies in these industries, some of whom are much larger than us and who can pay significantly greater compensation and benefits than we can, in seeking to attract and retain qualified sales and marketing employees. If we are unable to hire and retain qualified sales and marketing personnel, our business will suffer. If we are not able to successfully implement our marketing, sales and commercialization strategies, we may not be able to expand geographically, increase sales of the MaterniT21 LDT or successfully commercialize any future diagnostic tests that we may develop.

Uncertainty regarding the development of new LDTs could materially adversely affect our business, financial condition and results of operations.

Sequenom CMM is continuing to focus research and development efforts on LDTs and diagnostic tests, other than the MaterniT21 LDT. The launch of any other diagnostic test will require the completion of certain clinical development and commercialization activities, including the efforts of collaborative partners on which we rely, and the expenditure of additional cash resources. We can give no assurance that we will be able to successfully complete the clinical development of any other test or that we will be able to establish or maintain the collaborative relationships that are essential to our clinical development and commercialization efforts. We also can give no assurance that we will be able to reduce our expenditures sufficiently or otherwise mitigate the risks associated with our business to raise enough capital to complete clinical development or commercialization activities. Clinical development requires large numbers of patient samples and we may not be able to use prior collected samples or collect a sufficient number of appropriate samples in a timely manner in the future to complete clinical development for any planned molecular diagnostic test. Failure to possess or to collect a sufficient number of appropriate samples in a timely manner could prevent or significantly delay our ability to research, develop, complete clinical development and validation, obtain FDA clearance or approval as may be necessary, and launch, any of our planned tests. Any failure to complete our on-going clinical studies for our planned screening and diagnostic tests could have material adverse effects on our business, operating results or financial condition.

We have been the subject of investigations by the SEC, the Office of the U.S. Attorney for the Southern District of California and the FBI, each of which could further adversely affect our reputation, business prospects, operating results, or financial condition.

In June 2009, we received written notification that the staff of the SEC had initiated an investigation relating to our April 29, 2009 announcement regarding the trisomy 21 test then under development. As part of this investigation, the SEC staff also required us to produce information with respect to our announcements relating to our offer to acquire EXACT Sciences, Inc. in January 2009. Following our announcement on September 28, 2009 regarding the completion of the independent investigation by the special committee of our board of directors, the Office of the U.S. Attorney for the Southern District of California and the FBI contacted us to inquire about our announcement. In June 2010, the SEC filed a complaint against Elizabeth Dragon, who was formerly our senior vice president, research and development. The complaint alleges that between June 2008 and January 2009 Dr. Dragon made or allowed for the dissemination of materially false and misleading statements regarding the trisomy 21 test then under development, thereby inflating the price of our stock. The SEC sought a permanent injunction against any future violations of the federal securities laws by Dr. Dragon, civil penalties, and imposition of an officer and director bar against her. On the same day, Dr. Dragon filed a consent to judgment of permanent injunction and other relief. In the consent to judgment, Dr. Dragon, without admitting or denying the allegations in the SEC’s complaint, agreed to the permanent injunction against future violations of federal securities laws, the director and officer bar, and civil penalties to be determined by the court. In June 2010, the U.S. Attorney filed a criminal information against Dr. Dragon. The criminal information charges Dr. Dragon with one count of conspiracy to commit securities fraud by conspiring to disseminate materially false and misleading statements regarding the trisomy 21 test then under development. On the same day, Dr. Dragon pled guilty to the criminal information, and the magistrate judge assigned to this matter recommended that the district court judge accept Dr. Dragon’s guilty plea. Prior to sentencing, Dr. Dragon passed away in February 2011.

On March 7, 2011, the staff of the SEC advised us that it was considering recommending that the SEC bring a civil injunctive action against us alleging that we violated Sections 10(b) and 13(a) of the Exchange Act of 1934 and Rules 10b-5, 12b-20, 13a-1 and 13a-11 thereunder. On September 1, 2011, the SEC, pursuant to Section 21C of the Securities Exchange Act of 1934 entered a cease-and-desist order against us relating to our public statements made between June 2008 and January 2009 regarding our trisomy 21 test then under development. In accordance with the cease-and-desist order, we have agreed not to commit or to cause any future violations of Sections 10(b) and 13(a) of the Securities Exchange Act of 1934, and Rules 10b-5, 12b-20, 13a-1 and 13a-11 thereunder, and monetary penalties were not imposed against us.

The investigations by the SEC, the U.S. Attorney and the FBI have had an adverse impact on our reputation. In the event that investigations by the SEC, the U.S. Attorney or the FBI lead to action against us or additional action against any current or former officer or director, our reputation, business prospects, operating results or financial condition may be adversely impacted. We have indemnification obligations to our current and former officers and directors, which require that we advance the expenses they incur, including the fees and costs of their attorneys’ in connection with these matters. These matters are likely to result in the continued incurrence of significant legal expenses, which have exceeded our available insurance policy limits. These matters may result in the diversion of management’s attention from our business and may have a negative effect on employee morale.

We and certain of our current executive officers and directors have been named as defendants in litigation that could result in substantial costs, divert management’s attention and otherwise result in dilution to our stockholders.

In September 2010, we were served with a complaint in a lawsuit filed by our former chief financial officer. He has asserted various claims against us, our chief executive officer, our executive vice president and one of our directors arising out of his resignation in September 2009. Although we intend to continue to vigorously defend such claims, there is no guarantee that we will be successful and we may be have to pay damages awards or otherwise may enter into settlement arrangements in connection with such other claims. Any such payments or settlement arrangements could have material adverse effects on our business, operating results or financial condition. We may be required to issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock in connection with future settlements, which would result in additional dilution to our stockholders. Even if the pending claims are not successful, litigation with respect to such claims could result in substantial costs and significant adverse impact on our reputation and divert management’s attention and resources, which could have a material adverse effect on our business, operating results or financial condition.

We have limited experience and must rely on technology provided by third parties in order to commercialize the MaterniT21 LDT, and may rely on third parties for commercialization of future products.

Sequenom CMM’s noninvasive prenatal and other molecular diagnostic LDTs are in development or have just recently been launched. Additionally, we continue to develop new products and create new applications for our products. We are also researching, developing and pursuing the commercialization of additional noninvasive molecular diagnostic tests for prenatal genetic disorders and other diseases and disorders for use on our MassARRAY system and other platforms, and we have limited or no experience in these applications of our technology and operating and selling in these markets. We have limited experience developing and commercializing sequencing-based technology and rely on collaborative partners and sequencing technology provided by others in order to commercialize any test utilizing sequencing, including the MaterniT21 LDT. Among other risks, using a platform provided by another party presents potential manufacturing supply and reliability, quality compliance, and intellectual property infringement risks. For example, we have no control over the manufacture of the sequencers and consumables that Sequenom CMM is using for the MaterniT21 LDT, including whether such sequencers will meet our quality system requirements to ensure quality and reliability for the sequencers and consumables, and can give no assurance that we will be able to obtain a reliable supply of the sequencers and consumables that we need for the test.

You should evaluate us in the context of the uncertainties and complexities affecting an early stage company developing products and applications for the life science industries and experiencing the challenges associated with entering into new markets that are highly competitive. Based on our limited experience in developing new products and applications, we may not:

■	effectively execute on or focus our research and development efforts;

■	properly model new opportunities to ensure appropriate resource allocation;

■	create new products that are appropriately developed to meet customer needs;

■	perform adequate and timely validation testing of such products and applications;

■	effectively assess and meet regulatory requirements in the United States and other countries;

■	ensure appropriate communication between different departments responsible for commercialization activities;

■	implement effective product launch or sales strategies, including with respect to the MaterniT21 LDT;

■	effectively design and manufacture products that achieve commercial success; or

■	take other actions that ultimately lead to commercial success of any new products or applications that we develop.

Despite its ability to commercialize the MaterniT21 LDT, Sequenom CMM may face setbacks in the development and validation of other noninvasive prenatal and molecular diagnostic LDTs.

We need to make significant investments to ensure our diagnostic tests as well as our genetic analysis products and applications perform properly and are cost-effective. We or our partners will likely need to apply for and obtain certain regulatory approvals to sell certain of our products under development for diagnostic applications, and it is uncertain whether such approvals will be granted.

Even if we develop new products for commercial use and obtain all necessary regulatory approvals, we may not be able to develop products that are accepted or satisfy customers in the genomic, diagnostic, noninvasive prenatal, clinical research, pharmaceutical, or other markets or the emerging field of molecular medicine and that can be marketed and sold successfully.

Failure to establish, and perform to, appropriate quality standards to assure that the highest level of quality is observed in the performance of our and Sequenom CMM’s testing services and in the design, manufacture and marketing of products could adversely affect the results of our operations and adversely impact our reputation.

The provision of clinical testing services, including the MaterniT21 LDT, and related services, and the design, manufacture and marketing of diagnostic products involve certain inherent risks. The services that we and Sequenom CMM provide and the products that we and Sequenom CMM design, manufacture and market are intended to provide information for healthcare providers in providing patient care. Therefore, users of such services and products may have a greater sensitivity to errors than the users of services or products that are intended for other purposes.

Manufacturing or design defects, unanticipated use of our or Sequenom CMM’s products, or inadequate disclosure of risks relating to the use of the products can lead to injury or other adverse events. These events could lead to recalls or safety alerts relating to our products (either voluntary or required by governmental authorities) and could result, in certain cases, in the removal of a product from the market. Any recall could result in significant costs as well as negative publicity that could reduce demand for our or Sequenom CMM’s products. Personal injuries relating to the use of our or Sequenom CMM’s products can also result in product liability claims being brought against us. In some circumstances, such adverse events could also cause delays in new product approvals.

Similarly, negligence in performing our or Sequenom CMM’s services can lead to injury or other adverse events. We or Sequenom CMM may be sued under physician liability or other liability law for acts or omissions by our or Sequenom CMM’s laboratory personnel. We and Sequenom CMM are subject to the attendant risk of substantial damages awards and risk to our reputation.

We may not be able to generate significant revenue from noninvasive prenatal diagnostic tests, including the MaterniT21 LDT, or any other tests we may develop.

Our business is substantially dependent on our ability to develop and launch and obtain reimbursement for our diagnostic tests and Sequenom CMM LDTs, including the MaterniT21 LDT. Sequenom CMM has committed significant research and development resources for the development and validation of LDTs and Sequenom has likewise invested significant research and development resources. There is no guarantee that Sequenom CMM will successfully generate significant revenues from any of its testing services that Sequenom CMM has launched, including the MaterniT21 LDT, or plans to launch in the future. In September 2009, Sequenom CMM launched a testing service for cystic fibrosis carrier screening. In early 2010, Sequenom CMM launched a testing service for noninvasive prenatal Rhesus D. In the second quarter of 2011, Sequenom CMM launched a testing service for assessment of risk for developing wet AMD. In October 2011, Sequenom CMM launched the MaterniT21 LDT. However, there is no guarantee that Sequenom CMM will be able to successfully launch other diagnostic testing services on anticipated timelines. We have limited experience in licensing, manufacturing, selling, marketing or distributing diagnostic tests. If we, or our partners, are not able to successfully market or sell noninvasive prenatal diagnostic tests or other tests we may develop for any reason, including the failure to obtain any required regulatory approvals, we will not generate revenue from the sale of such tests or Sequenom CMM’s LDT services. Even if we are able to develop noninvasive prenatal diagnostic or other tests for sale in the marketplace, a number of factors could impact our ability to sell such tests or generate significant revenue from the sale of such tests or testing services, including the following:

■

the effectiveness of the remedial measures recommended by the special committee following its independent investigation and our ability to implement additional controls and risk management measures as appropriate;

■	our ability to establish and maintain sufficient intellectual property rights in our products;

■

intellectual property rights held by others, including United States Patent No. 7,888,017 titled “Non-invasive Fetal Genetic Screening by Digital Analysis” and No. 8,008,018 titled “Determination of Fetal Aneuploidies By Massive Parallel DNA Sequencing” assigned to Stanford University;

■	parties infringing our intellectual property rights or operating outside our intellectual property rights;

■	the availability of adequate study samples for validation studies for any diagnostic tests we develop;

■

reliance on Sequenom CMM, which is subject to routine governmental oversight and inspections for continued operation pursuant to Clinical Laboratory Improvement Amendments, or CLIA, to process tests ordered by physicians;

■

Sequenom CMM’s ability to establish and maintain adequate infrastructure to support the commercialization of the MaterniT21 LDT and other testing services, including establishing adequate laboratory space, information technology infrastructure, sample collection and tracking systems, electronic ordering and reporting systems and other infrastructure and hiring adequate laboratory and other personnel;

■	the level of success of the validation studies for Sequenom CMM’s LDTs under development and its ability to continue to publish study results in peer-reviewed journals;

■	the availability of alternative and competing tests or products and technological innovations or other advances in medicine that cause our technologies to be less competitive;

■	compliance with federal, state and foreign regulations governing laboratory testing on human specimens;

■	the sale and marketing of research use only or other tests, including noninvasive prenatal tests;

■	the accuracy rates of such tests, including rates of false negatives and/or false positives;

■	concerns regarding the safety and effectiveness or clinical validity of noninvasive prenatal or other tests;

■

changes in the regulatory environment affecting health care and health care providers, including changes in laws regulating laboratory testing and/or device manufacturers and any laws regulating prenatal testing;

■	the extent and success of Sequenom CMM’s sales and marketing efforts and ability to drive adoption of its diagnostic testing services, including the MaterniT21 LDT;

■	coverage and reimbursement levels by government payors and private insurers;

■	the level of physician adoption of any diagnostic tests we or Sequenom CMM develop, including the MaterniT21 LDT;

■	pricing pressures and changes in third-party payor reimbursement policies;

■	general changes or developments in the market for women’s and/or prenatal health diagnostics, or diagnostics in general;

■	ethical and legal issues concerning the appropriate use of the information resulting from noninvasive prenatal diagnostic tests or other tests;

■	the refusal by women to undergo such tests for moral, religious or other reasons, or based on perceptions about the safety or reliability of such tests;

■	our ability to provide effective customer support; and

■	our ability to license and protect our SEQureDx patented technology and our other technologies.

The diagnostic industry is subject to rapidly changing technology which could make the MaterniT21 LDT and other tests we are commercializing or developing obsolete unless we continue to develop and manufacture new and improved tests and pursue new market opportunities.

Our industry is characterized by rapid technological changes, frequent new product introductions and enhancements and evolving industry standards, all of which could make the MaterniT21 LDT and the other LDTs we are commercializing or developing obsolete. Our future success will depend on our ability to keep pace with the evolving needs of our customers on a timely and cost-effective basis and to pursue new market opportunities that develop as a result of technological and scientific advances. These new market opportunities may be outside the scope of our expertise or in areas which have unproven market demand, and the utility and value of new tests that we develop may not be accepted in the market. Our inability to gain market acceptance of new tests could harm our future operating results. Further, if new research or clinical evidence or economic comparative evidence arises that supports alternative methods to test for trisomy 21, then demand for the MaterniT21 LDT could decline.

The development of new, more cost-effective tests that can be performed by our customers or by patients, or the internalization of testing by hospitals or physicians, could negatively impact our testing volume and revenues.

Advances in technology may lead to the development of more cost-effective tests that can be performed outside of a commercial clinical laboratory such as point-of-care tests that can be performed by physicians in their offices, esoteric tests that can be performed by hospitals in their own laboratories or home testing that can be performed by patients in their homes or by physicians in their offices. Although CLIA compliance costs make it cost prohibitive for many physicians to operate clinical laboratories in their offices, manufacturers of laboratory equipment and test kits could seek to increase their sales by marketing point-of-care test equipment to physicians. Diagnostic tests approved or cleared by the FDA for home use are automatically deemed to be “waived” tests under CLIA and may be performed in physician office laboratories with minimal regulatory oversight under CLIA as well as by patients in their homes. Test kit manufacturers could seek to increase sales to both physicians and patients of test kits approved by the FDA for point-of-care testing or home use. Development of such technology and its use by our customers would reduce the demand for our LDT services, including for the MaterniT21 LDT, and negatively impact our revenues.

Our operating results may fluctuate significantly.

Our revenues and results of operations may fluctuate significantly, depending on a variety of factors, including the following:

■	our ability to manage costs and expenses and effectively implement our business strategy;

■	our ability to raise additional capital;

■

our success and our distributors’ success in marketing and selling, and changes in the demand for, our products and services, including our MassARRAY system and iPLEX multiplex genotyping application and other applications and related consumables, and demand for products and services for genotyping, DNA methylation (epigenetic analysis) and QGE (gene expression analysis) applications;

■	Sequenom CMM’s success in providing its diagnostic testing services, including the MaterniT21 LDT, and the level of reimbursement and collection obtained for these tests;

■	our success in manufacturing, marketing and selling the MassARRAY Analyzer 4;

■	the pricing of our products and services and those of our competitors;

■	our success in collecting payments from customers and collaborative partners, variations in the timing of these payments and the recognition of these payments as revenues;

■	our success in responding to customer complaints effectively and managing relationships with our customers;

■	the timing and cost of any new product or service offerings by us;

■

our ability to identify and develop in a cost-efficient manner new applications and products, such as noninvasive prenatal or other diagnostic assays and other diagnostic technologies, our ability to improve current products to increase demand for such products and the success of such applications, products and improvements;

■	our ability to establish and maintain sufficient intellectual property rights in our products;

■

the potential need to acquire licenses to new technology, including genetic markers that may be useful in diagnostic applications, or to use our technology in new markets, which could require us to pay unanticipated license fees and royalties in connection with licenses we may need to acquire;

■	our research and development progress and how rapidly we are able to achieve technical milestones;

■

the cost, quality and availability of the MassARRAY Analyzer 4, consumable chips, also known as SpectroCHIP arrays, oligonucleotides, DNA samples, tissue samples, reagents and related components and technologies;

■	material developments in our customer and supplier relationships, including our ability to successfully transition to new technologies;

■	Sequenom CMM’s ability to validate improved or new LDTs;

■	our ability to obtain regulatory clearance or approval of any potential diagnostic product that we develop in the future; and

■

the level of our legal expenses and any fines, damages or settlement payments arising from the lawsuit filed by our former chief financial officer or any future investigation or litigation and the extent to which any of the foregoing is not covered by insurance.

Further, our revenues and operating results are difficult to predict because Sequenom CMM’s testing services have only recently been launched and we do not have sufficient history to forecast revenues reliably for those tests, including the MaterniT21 LDT, and also because our revenues and operating results depend on the number, timing, and type of MassARRAY system placements that we make during the year and the quantity and timing of consumables sales for the installed base of systems. Changes in the relative mix of our MassARRAY system and consumables sales, as well as service agreements can have a significant impact on our gross margin, as consumable sales and service agreements typically have margins significantly different than MassARRAY system sales. Our international revenues and operating results are also difficult to predict because they depend upon the activities of our distributors in some countries. The absence of or delay in generating revenues will have a significant adverse effect on our operating results from period to period and result in increased operating losses.

We believe that period-to-period comparisons of our financial results will not necessarily be meaningful. You should not rely on these comparisons as an indication of our future performance. If our operating results in any future period fall below the expectations of securities analysts and investors, our stock price will likely fall.

A reduction in revenues from sales of MassARRAY systems would harm our business.

We expect that sales of MassARRAY systems and consumables will account for most of our total revenues throughout 2012 and perhaps thereafter, unless and until Sequenom CMM’s testing services begin to generate significant revenues. The following factors, among others, could affect the demand for MassARRAY systems and services:

■	our success in manufacturing, marketing and selling the MassARRAY system;

■	our ability to maintain necessary quality standards and specifications for the MassARRAY system;

■	unstable, weak, or deteriorating economic conditions and fiscal policies or changes in fiscal policies that negatively impact customer buying decisions;

■	uncertainty about our ability to supply products and services to customers;

■	competition from other products and service providers or failure of our products or applications or services; or

■

negative publicity or evaluations, particularly with respect to product warranty and repair and troubleshooting services provided to existing customers, or the lawsuit filed by our former chief financial officer or other private litigation, developments or events in our prenatal diagnostic and other programs.

Our revenues are subject to risks faced by our customers and potential customers.

We expect that our revenues throughout 2012 and perhaps thereafter, unless and until our noninvasive prenatal and Sequenom CMM’s testing services, including the MaterniT21 LDT, begin to generate significant revenues, will be derived primarily from MassARRAY systems provided to academic institutions and other research institutions. Our operating results could fluctuate substantially due to reductions and delays in research and development expenditures by these customers. These reductions and delays could result from factors such as:

■	changes in economic conditions and possible country-based boycotts;

■	changes in government programs that provide funding for these customers;

■	other factors affecting research and development spending; or

■	uncertainty about our ability to continue as a going concern and fund operations and supply products and services to customers.

None of these factors are within our control. We have broadened the markets to which we sell our products and applications and continue to develop new applications and products for use in new markets. We are targeting customers in clinical research and clinical marker validation, the emerging field of molecular medicine, genetic service laboratories, and animal testing laboratories and diagnostic testing markets. We have limited or no experience operating in certain of these potential markets and, as a result, may be unable to develop products and applications that allow us to penetrate these markets or successfully generate any revenue from sales in these markets. We have limited ability to forecast demand for our products and applications in these markets.

We depend on sales of our consumable chips and other MassARRAY consumables for a significant portion of our revenues.

Sales of our consumable chips and other consumables for the MassARRAY system are an important source of revenue. Revenues from MassARRAY consumables totaled approximately 46% and 44% of our total revenues for the three and nine months ended September 30, 2011, respectively, compared to 49% and 48% for the three and nine months ended September 30, 2010, respectively. Factors which may limit the use of our consumable chips and other consumables or otherwise adversely affect our revenues from consumables include:

■	the extent of our customers’ level of utilization of their MassARRAY systems;

■	our ability to provide timely repair services and our ability to secure replacement parts, such as lasers, for our MassARRAY systems;

■	the extent to which customers increase multiplexing levels using iPLEX applications;

■	the availability and adoption of new technologies and applications provided by our competitors;

■	a failure to sell additional MassARRAY systems;

■	the termination of contracts with or adverse developments in our relations with suppliers of our consumables;

■	the training of customer personnel in the use of our products;

■	the acceptance of our technology by our customers;

■	any negative publicity with respect to the lawsuit filed by our former chief financial officer or other private litigation or developments or events in our prenatal diagnostic and other programs;

■	uncertainty about our ability to fund operations and supply products and services to customers;

■	our ability to maintain necessary quality standards and specifications for our SpectroCHIP arrays; or

■	our ability to maintain suppliers for components for the MassARRAY Analyzer 4.

Our wholly-owned subsidiary, Sequenom CMM, has limited experience operating a CLIA-certified laboratory. Its ability to successfully develop and commercialize LDTs will depend on its ability to successfully operate its CLIA-certified laboratory and maintain required regulatory licensures.

Sequenom CMM, our wholly-owned CLIA-certified laboratory, has developed, validated and commercialized four LDTs. Sequenom CMM launched its first LDT in 2009 and has limited experience operating a CLIA-certified laboratory. For future tests, if Sequenom CMM is unable to successfully develop and validate any new LDTs or other testing services that it intends to commercialize it may not be able to successfully commercialize such tests on the anticipated timelines or at all. Although we have invested substantially in Sequenom CMM’s infrastructure, it is possible that they may not have adequate infrastructure in place to meet demand for its currently launched testing services or for the demand of future LDTs that it develops. In 2010 we established an additional Sequenom CMM laboratory in San Diego and a California clinical laboratory license was issued by the state to the San Diego laboratory in October 2010. A federal CLIA certification was issued by CMS. Sequenom CMM’s ability to successfully develop and validate LDTs will depend on its ability to successfully operate and maintain required regulatory licensure. We cannot provide assurances that Sequenom CMM will have sufficient resources to successfully build, qualify, or operate an additional CLIA-certified laboratory.

CLIA is designed to ensure the quality and reliability of clinical laboratories by mandating specific standards in the areas of personnel qualifications, administration and participation in proficiency testing, patient test management, quality control, quality assurance and inspections. The sanction for failure to comply with CLIA requirements may be suspension, revocation or limitation of a laboratory’s CLIA certificate, which is necessary to conduct business, as well as significant fines and/or criminal penalties. Laboratories must undergo on-site surveys at least every two years, which may be conducted by the Federal CLIA program or by a private CMS approved accrediting agency such as the College of American Pathologists, among others. Sequenom CMM is also subject to regulation of laboratory operations under state clinical laboratory laws as will be any new CLIA-certified laboratory that we establish or acquire. State clinical laboratory laws may require that laboratories and/or laboratory personnel meet certain qualifications, specify certain quality controls or require maintenance of certain records. Certain states, such as California, Florida, Maryland, New York, Pennsylvania and Rhode Island, require that laboratories obtain licenses to test specimens from patients residing in those states and additional states may require similar licenses in the future. If Sequenom CMM is unable to obtain and maintain licenses from states where required, it will not be able to process any samples from patients located in those states. Only Washington and New York States are exempt under CLIA, as these states have established laboratory quality standards at least as stringent as CLIA’s. Potential sanctions for violation of these statutes and regulations include significant fines and the suspension or loss of various licenses, certificates and authorizations, which could adversely affect our business and results of operations.

If Sequenom CMM fails to maintain CLIA requirements, the U.S. Department of Health and Human Services, or HHS, or state agencies could require Sequenom CMM to cease diagnostic testing, including the MaterniT21 LDT. Even if it were possible for Sequenom CMM to bring its laboratory back into compliance after failure to comply with such requirements, Sequenom CMM could incur significant expenses and potentially lose revenues in doing so. Moreover, new interpretations of current regulations or future changes in regulations under CLIA may make it difficult or impossible for Sequenom CMM to comply with the CLIA classification, which would significantly harm its business.

We may not successfully obtain regulatory approval of any noninvasive prenatal or other product which we or our licensing or collaborative partners develop.

Products that we or our collaborators develop in the molecular diagnostic, noninvasive prenatal diagnostic, or other markets, depending on their intended use, may be regulated as medical devices by the FDA and other worldwide regulatory authorities. In the United States our products may require either a premarket approval application, or PMA, or a premarket notification, or 510(k), from the FDA, prior to marketing. The 510(k) notification process usually takes from three to six months from submission to clearance, but can take significantly longer. The premarket approval process is much more costly, lengthy, uncertain, and generally takes from nine to eighteen months or longer from submission to approval. In addition, commercialization of any diagnostic or other product that we or our licensees or collaborators develop would depend upon successful completion of non-clinical testing and clinical studies. Preclinical and clinical studies can be long, expensive, and uncertain processes and we do not know whether we, our licensees, or any of our collaborators, would be permitted or able to undertake clinical studies of any potential products. It may take us or our licensees or collaborators many years to complete any such testing, and failure could occur at any stage. Results from preliminary studies do not necessarily predict final results, and acceptable results in early studies may not be repeated in later studies. A number of companies in the diagnostics industry, including biotechnology companies, have suffered significant setbacks in clinical studies, even after promising results in earlier studies. Delays or rejections of potential products may be encountered based on changes in regulatory policy for product approval during the period of product development and regulatory agency review. If our projects reach clinical studies, we or our licensees or collaborators could decide to discontinue development of any or all of these projects at any time for commercial, scientific, or other reasons.

The FDA currently regulates in vitro diagnostic devices under the authority of Section 321(h) of the Federal Food, Drug, and Cosmetic Act. Historically the FDA has exercised enforcement discretion and exempted from regulation LDTs created and used within a single laboratory. LDTs have included a broad range of test types, from routine blood tests to complex genomic assays that seek to predict disease risk or a patient’s response to treatment. The FDA has emphasized that its policy was to regulate LDTs in a way that would not inhibit the development of such tests or diminish the contribution they make to public health. Although LDTs to date have not been subject to FDA regulation, certification of the laboratory is required under CLIA to ensure the accuracy and reliability of all laboratory testing through a quality assurance program, which includes standards in the areas of personnel qualifications, administration and participation in proficiency testing, patient test management and quality control procedures. In addition, state laboratory licensing and inspection requirements may also apply. Although LDT testing is currently solely under the purview of CMS and state agencies who provide oversight of laboratories, the FDA has been reviewing their approach to the oversight of LDTs, and the regulations may undergo change in the future.

In July 2010, the FDA held a two day public meeting to discuss the regulatory oversight of LDTs, which may result in new oversight in the future. We and Sequenom CMM may not be able to meet such new regulatory oversight requirements and Sequenom CMM may be forced to stop offering LDTs, including the MaterniT21 LDT, until any such new regulatory requirements have been met, which would have a material adverse effect on our business. We cannot predict the extent of the FDA’s future regulation and policies with respect to LDTs in general or our diagnostic tests in particular. If Sequenom CMM is unable to successfully launch any additional LDTs or if it is otherwise required to obtain FDA premarket clearance or approval prior to commercializing any testing service, its ability to generate revenue from the sale of such testing services may be delayed and it may never be able to generate significant revenues from sales of diagnostic products.

The results of preclinical and clinical studies are not necessarily predictive of future results, and our current diagnostic products and product candidates may not have favorable results in later studies.

We intend to publish results of certain of our studies, and have recently published studies of Sequenom CMM’s MaterniT21 LDT, and there can be no assurance that such results will be viewed favorably by clinicians, patients or investors when published. For example, a manuscript describing the results from our laboratory verification study was published online in February 2011, in the American Journal of Obstetrics & Gynecology and a manuscript describing Sequenom CMM’s validation study of our MaterniT21 LDT was published by our academic collaborators online in October 2011 in Genetics in Medicine. In addition, Sequenom CMM’s scientific collaborators and other third parties may also publish results relating to their own studies. There can be no assurance that the results of their studies when published will be viewed favorably. If such results are not viewed favorably after publication, it could have a negative impact on the perception of our technology and prospects. Additionally, there can be no assurance that the results of others’ studies are indicative of our own future study results or of our ability to develop and commercialize noninvasive molecular diagnostic tests.

Performance achieved in studies may not be repeated in later studies that would be required to obtain either PMA approval or 510(k) clearance from the FDA. Our diagnostic products may fail to demonstrate positive results in clinical studies despite having progressed through earlier-stage validation studies. Limited results from earlier-stage studies may not predict results from studies in larger numbers of subjects drawn from more diverse populations over a longer period of time. Unfavorable results from ongoing preclinical and clinical studies could result in delays, modifications or abandonment of ongoing or future clinical studies, or abandonment of a product development program or may delay, limit or prevent regulatory approvals or commercialization.

Because we exclusively licensed our noninvasive prenatal diagnostic testing rights from Isis any dispute with Isis may adversely affect our and Sequenom CMM’s ability to develop and commercialize diagnostic tests based on these licensed rights.

In October 2005, we entered into an exclusive license to noninvasive prenatal diagnostic rights (United States Patent No. 6,258,540 and foreign equivalents) with Isis, which we amended in October 2006 and in November 2007 to also include exclusive rights to intellectual property for noninvasive prenatal gender determination testing for social and lifestyle purposes. In November 2009, we entered into a third amendment to modify certain time-based commercial launch milestones relating to aneuploidy and other products. We and Sequenom CMM are using and intend to continue to use the rights that we acquired under the license to develop and commercialize noninvasive prenatal nucleic acid based tests. If there is any dispute between us and Isis regarding our rights under the license agreement, or we do not achieve the commercial launch or other milestones, as modified, in a timely manner, our and Sequenom CMM’s ability to exclusively commercialize these diagnostic tests and LDTs, including the MaterniT21 LDT, may be adversely affected and could delay or completely terminate our product development and commercialization efforts for these tests.

We and our licensees and collaborators may not be successful in developing or commercializing diagnostic products, including noninvasive prenatal diagnostic products, or other products using our equipment, services, or discoveries.

Development of diagnostic LDTs, including the MaterniT21 LDT, or other products developed by Sequenom CMM, our licensees, or our collaborators are subject to risks of failure inherent in the development and commercial viability of any such product, such as demand for such product. These risks further include the possibility that such product would:

■	be found to be ineffective, unreliable, inadequate or otherwise fail to receive regulatory approval;

■	be difficult or impossible to manufacture on a commercial scale;

■	be uneconomical to market or otherwise not be effectively marketed;

■

fail to be successfully commercialized if adequate reimbursement from government health administration authorities, private health insurers, and other organizations for the costs of such product is unavailable;

■	be impossible to commercialize because such product infringes on the proprietary rights of others or competes with products marketed by others that are superior; or

■	fail to be commercialized prior to the successful marketing of similar products by competitors.

If a licensee discovers or develops diagnostic or other products or we or Sequenom CMM or a collaborator, discover or develop diagnostic or other products using our technology, products, services, or discoveries, we may rely on that licensee or collaborator (hereafter referred to as “partner”) for product development, regulatory approval, manufacturing, and marketing of those products before we can realize revenue and some or all of the milestone payments, royalties, or other payments we may be entitled to under the terms of the licensing or collaboration agreement. If we are unable to successfully achieve milestones or our partners fail to develop successful products, we will not earn the revenues contemplated and we may also lose exclusive (as in the case of our license agreement with Isis, under which we in-license our fundamental noninvasive prenatal diagnostic technology, and our license agreement with the Chinese University of Hong Kong) or non-exclusive license rights to intellectual property that are required to commercialize such products. Our agreements may allow our partners significant discretion in electing whether to pursue any of these activities. We cannot control the amount and timing of resources our partners may devote to our programs or potential products. As a result, we cannot be certain that our partners will choose to develop or commercialize any products or will be successful in doing so. In addition, if a partner is involved in a business combination, such as a merger or acquisition, or changes its business focus, its performance under its agreement with us may suffer and, as a result, we may not generate any revenues or only limited revenues from the royalty, milestone, and similar payment provisions contained in our agreement with that partner.

Our ability to compete in the market may decline if we lose some of our intellectual property rights, if patent rights that we rely on are invalidated, or if we are unable to obtain other intellectual property rights.

Our success will depend on our ability to obtain and protect patents on our technology, to protect our trade secrets, and to maintain our rights to licensed intellectual property or technologies, including United States Patent No. 6,258,540 and foreign equivalents, which we have licensed from Isis for noninvasive prenatal diagnostics and noninvasive prenatal gender determination testing for social and lifestyle purposes. Our patent applications or those of our licensors may not result in the issue of patents in the United States or other countries. Our patents or those of our licensors may not afford meaningful protection for our technology and products. Others may challenge our patents or those of our licensors by proceedings such as interference, oppositions and reexaminations or in litigation seeking to establish the invalidity of our patents. In the event that one or more of our patents are challenged, a court may invalidate the patent(s) or determine that the patent(s) is not enforceable, which could harm our competitive position. If one or more of our patents are invalidated or found to be unenforceable, or if the scope of the claims in any of these patents is limited by a court decision, we could lose certain market exclusivity afforded by patents owned or in-licensed by us and potential competitors could more easily bring products to the market that directly compete with our own, including the MaterniT21 LDT. Such adverse decisions may negatively impact our revenues. For example, we were named as a defendant in separate complaints filed by Aria Diagnostics, Inc. and Natera pursuant to which a judicial declaration has been sought that certain of the plaintiffs’ activities do not infringe any claim of United States Patent No. 6,258,540, and in the complaint filed by Natera a judicial declaration has been sought that one or more claims of the United States Patent No. 6,258,540 are invalid for failure to comply with the requirements of the patent laws of the United States. As a result, our patents or those of our licensors could be narrowed or invalidated or become unenforceable or lose priority to other patents, which could adversely affect our ability to successfully commercialize any of our diagnostic products that are dependent upon such patents. The MaterniT21 LDT uses a sequencing platform instead of our proprietary MassARRAY system. While we believe our exclusive license to United States Patent No. 6,258,540 provides us substantial rights with respect to prenatal diagnostic products independent of platform and we are also the licensee of a patent application that contains claims regarding the use of sequencing in prenatal diagnostics, we are also aware of other patent applications that contain the same claims and similar claims and are owned or controlled by a potential competitor. The issuance by the U.S. Patent and Trademark Office of a patent with respect to any of these applications could result in an interference proceeding, which would be expensive and there can be no assurance that we would prevail in such a proceeding. If we do not prevail in any such proceeding, the prevailing party may obtain superior rights to our claimed inventions and technology, which could adversely affect our ability to successfully market and commercialize the MaterniT21 LDT. For example, Stanford University was issued United States Patent No. 7,888,017 titled “Non-invasive Fetal Genetic Screening by Digital Analysis” and United States Patent No. 8,008,018 titled “Determination of Fetal Aneuploidies by Massively Parallel DNA Sequencing” which include patent claims purportedly covering methods for the noninvasive detection of fetal aneuploidy. We believe a competitor may have licensed rights to the ‘017 and ‘018 patents. If we are forced to challenge the validity of the ‘017 patent or ‘018 patents and defend against claims of infringement of those patents, or if we are forced to defend against any other asserted intellectual property right, we will face costly litigation and diversion of management’s attention and resources. As a result of such disputes, we may have to develop costly alternative technology or enter into licensing agreements. These agreements, if necessary, may be unavailable on terms acceptable to us, which could seriously harm our business and financial condition.

Additionally, on September 16, 2011, the Leahy-Smith America Invents Act, or the Leahy-Smith Act, was signed into law. The Leahy-Smith Act includes a number of significant changes to United States patent law. These include provisions that affect the way patent applications will be prosecuted and may also affect patent litigation. The United States Patent Office is currently developing regulations and procedures to govern administration of the Leahy-Smith Act, and many of the substantive changes to patent law associated with the Leahy-Smith Act will not become effective until one year or 18 months after its enactment. Accordingly, it is not clear what, if any, impact the Leahy-Smith Act will have on the operation of our business. However, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business and financial condition.

Competitors may develop products similar to ours that do not conflict with our patents or patent rights. Others may develop products, technologies or methods, including noninvasive prenatal tests or other diagnostic tests in violation of our patents or those of our licensors, or by operating around our patents or license agreements, which could reduce sales of our consumables or reduce or remove our noninvasive prenatal and other diagnostic commercialization opportunities. To protect or enforce our patent rights, we may initiate interference proceedings, oppositions, reexaminations or litigation against others. However, these activities are expensive, take significant time and divert management’s attention from other business concerns. We may not prevail in these activities. If we are not successful in these activities, the prevailing party may obtain superior rights to our claimed inventions and technology, which could adversely affect our ability to successfully market and commercialize any of our diagnostic products that are dependent upon such technologies, including the MaterniT21 LDT. The patent position of biotechnology companies generally is highly uncertain and involves complex legal and factual questions that are often the subject of litigation. No consistent policy has emerged from the U.S. Patent and Trademark Office, the offices of foreign countries or the courts regarding the breadth of claims allowed or the degree of protection afforded under biotechnology patents. There is a substantial backlog of biotechnology patent applications at the U.S. Patent and Trademark Office and of the equivalent offices around the world and the approval or rejection of patent applications may take several years.

Claims by other companies that we infringe their intellectual property rights could adversely affect our business.

From time to time, companies have asserted, and may again assert, patent, copyright and other intellectual proprietary rights against our products or products using our technologies. These claims have resulted and may in the future result in lawsuits being brought against us. We may not prevail in any lawsuits alleging patent infringement given the complex technical issues and inherent uncertainties in intellectual property litigation. If any of our products, technologies or activities, in particular our iPLEX products and our MassARRAY system (including the MassARRAY Analyzer 4), from which we derive a substantial portion of our revenues, or Sequenom CMM’s LDTs, including the MaterniT21 LDT, were found to infringe on another company’s intellectual property rights, we could be subject to an injunction that would force the removal of such product from the market or we could be required to redesign such product, which could be costly. We could also be ordered to pay damages or other compensation, including punitive damages and attorneys’ fees to such other company. A negative outcome in any such litigation could also severely disrupt the sales of our marketed products to our customers or their customers, which in turn could harm our relationships with our customers, our market share and our product revenues. Even if we are ultimately successful in defending any intellectual property litigation, such litigation is expensive and time consuming to address, will divert our management’s attention from our business and may harm our reputation.

The rights we rely upon to protect the intellectual property underlying our products, including the MaterniT21 LDT, may not be adequate, which could enable others to use our technology and reduce our ability to compete with them.

We require our employees, consultants, advisors, and collaborators to execute confidentiality agreements and in certain cases, assignment or license agreements. We cannot guarantee that these agreements will provide us with adequate intellectual property ownership or protection against improper or unauthorized use or disclosure of confidential information or inventions. In some situations, these agreements may conflict with or be subject to the rights of others with whom our employees, consultants, advisors, or collaborators have prior employment or consulting relationships. In some situations, as is the case with our employees in Germany, these types of agreements or relationships are subject to foreign law, which provides us with less favorable rights or treatment than under United States law. Others may gain access to our inventions, trade secrets or independently develop substantially equivalent proprietary materials, products, information, and techniques.

Our business and industry are subject to complex and costly regulation and if government regulations are interpreted or enforced in a manner adverse to us, we may be subject to enforcement actions, penalties, exclusion, and other material limitations on our operations.

We are subject to various federal, state and local laws targeting fraud and abuse in the health care industry, including anti-kickback and false claims laws. The Federal Anti-Kickback Statute prohibits persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual, or the furnishing or arranging for a good or service, for which payment may be made under a federal health care program, such as Medicare or Medicaid. The definition of “remuneration” has been broadly interpreted to include anything of value, including, for example, gifts, discounts, the furnishing of free supplies, equipment or services, credit arrangements, payments of cash and waivers of payment. The recently enacted Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act (collectively, the “PPACA”), among other things, amends the intent requirement of the federal anti-kickback and criminal health care fraud statutes. A person or entity no longer needs to have actual knowledge of this statute or specific intent to violate it. In addition, the PPACA provides that the government may assert that a claim including items or services resulting from a violation of the federal anti-kickback statute constitutes a false or fraudulent claim for purposes of the false claims statutes.

The Anti-Kickback Statute is broad and prohibits many arrangements and practices that are lawful in businesses outside of the health care industry. Recognizing that the Anti-Kickback Statute is broad and may technically prohibit many innocuous or beneficial arrangements, Congress authorized the U.S. Department of Health & Human Services Office of Inspector General, or OIG, to issue a series of regulations, known as “safe harbors.” These safe harbors set forth requirements that, if met in their entirety, will assure health care providers and other parties that they will not be prosecuted under the Anti-Kickback Statute. The failure of a transaction or arrangement to fit precisely within one or more safe harbors does not necessarily mean that it is illegal, or that prosecution will be pursued. However, conduct and business arrangements that do not fully satisfy each applicable safe harbor may result in increased scrutiny by government enforcement authorities, such as the OIG. Many states have adopted laws similar to the Anti-Kickback Statute. Some of these state prohibitions apply to referral of patients for health care items or services reimbursed by any payor, not only the Medicare and Medicaid programs, and do not contain identical safe harbors. Government officials have focused their enforcement efforts on marketing of health care services and products, among other activities, and have brought cases against numerous companies and certain sales and marketing personnel for allegedly offering unlawful inducements to potential or existing customers in an attempt to procure their business.

In addition to the Anti-Kickback Statute, we are also subject to the physician self-referral laws, commonly referred to as the Stark law, which is a strict liability statute that generally prohibits physicians from referring Medicare patients to providers of “designated health services,” including clinical laboratories, with whom the physician or the physician’s immediate family member has an ownership interest or compensation arrangement, unless an applicable exception applies. Moreover, many states have adopted or are considering adopting similar laws, some of which extend beyond the scope of the Stark law to prohibit the payment or receipt of remuneration for the prohibited referral of patients for designated healthcare services and physician self-referrals, regardless of the source of the payment for the patient’s care. If it is determined that certain of our practices or operations violate the Stark law or similar statutes, we could become subject to civil and criminal penalties, including exclusion from the Medicare programs and loss of government reimbursement. The imposition of any such penalties could harm our business.

Another development affecting the health care industry is the increased use of the federal civil False Claims Act and, in particular, actions brought pursuant to the False Claims Act’s “whistleblower” or “qui tam” provisions. The False Claims Act imposes liability on any person or entity who, among other things, knowingly presents, or causes to be presented, a false or fraudulent claim for payment by a federal health care program. The qui tam provisions of the False Claims Act allow a private individual to bring actions on behalf of the federal government alleging that the defendant has submitted a false claim to the federal government, and to share in any monetary recovery. In recent years, the number of suits brought by private individuals has increased dramatically. In addition, various states have enacted false claim laws analogous to the False Claims Act. Many of these state laws apply where a claim is submitted to any third-party payor and not merely a federal health care program. When an entity is determined to have violated the False Claims Act, it may be required to pay up to three times the actual damages sustained by the government, plus civil penalties of $5,500 to $11,000 for each separate false claim. There are many potential bases for liability under the False Claims Act. Liability arises, primarily, when an entity knowingly submits, or causes another to submit, a false claim for reimbursement to the federal government. The False Claims Act has been used to assert liability on the basis of inadequate care, kickbacks and other improper referrals, improper use of Medicare numbers when detailing the provider of services, and allegations as to misrepresentations with respect to the services rendered. Our activities relating to the sale and marketing of our products may be subject to scrutiny under these laws. We are unable to predict whether we would be subject to actions under the False Claims Act or a similar state law, or the impact of such actions. However, the costs of defending such claims, as well as any sanctions imposed, could significantly adversely affect our financial performance.

Federal law prohibits any entity from offering or transferring to a Medicare or Medicaid beneficiary any remuneration that the entity knows or should know is likely to influence the beneficiary’s selection of a particular provider, practitioner or supplier of Medicare or Medicaid payable items or services, including waivers of copayments and deductible amounts (or any part thereof) and transfers of items or services for free or for other than fair market value. Entities found in violation may be liable for civil monetary penalties of up to $10,000 for each wrongful act. Although we believe that our sales and marketing practices are in material compliance with all applicable federal and state laws and regulations, relevant regulatory authorities may disagree and violation of these laws, or, our exclusion from such programs as Medicaid and other governmental programs as a result of a violation of such laws, could have a material adverse effect on our business, results of operations, financial condition and cash flows.

We have a history of generating a large percentage of our revenue at the end of each quarterly accounting period.

Due to the manner in which many customers in target markets for our MassARRAY systems allocate and spend their budgeted funds for acquisition of our products, a large percentage of our sales are booked at the end of each quarterly accounting period. Because of this timing of our sales, we may not be able to reliably predict order volumes and our quarterly revenues. A sales delay of only a few days may significantly impact our quarter-to-quarter comparisons.

Additionally, Sequenom CMM commercialized the MaterniT21 LDT in the fourth quarter of 2011. We may be unable to accurately predict quarterly revenues relating to the MaterniT21 LDT due to our lack of sales history and our inexperience in marketing and commercializing LDTs.

If our quarterly or year-end revenues fall below the expectations of securities analysts and investors, our stock price may decline. Similarly, if we are unable to ship our customer orders on time, or if extended payment terms are required, there could be a material adverse effect on the timing of revenues for a given quarter.

If our customers are unable to adequately prepare samples for our MassARRAY system, the overall market demand for our products may decline.

Before using the MassARRAY system, customers must prepare samples by following several steps that are subject to human error, including DNA isolation and DNA amplification. If DNA samples are not prepared appropriately, or the proposed assays are too complex, the MassARRAY system may not generate a reading or a correct reading. If our customers experience these difficulties, they might achieve lower throughput levels than specified for the system. If our customers are unable to generate expected levels of throughput, they might not continue to purchase our consumables, they could express their discontent with our products to others, or they could collaborate with others to jointly benefit from the use of our products. Any or all of these actions would reduce the overall market demand for our products. From time to time, we have experienced customer complaints regarding data quality and difficulty in processing more complex assays.

The sales cycles for our MassARRAY systems are lengthy, and we may expend substantial funds and management effort with no assurance of successfully selling our products or services.

The sales cycles for our MassARRAY system products are typically lengthy. Our sales and licensing efforts require the effective demonstration of the benefits, value, and differentiation and validation of our products and services, and significant education and training of multiple personnel and departments within a customer organization. We may be required to negotiate agreements containing terms unique to each prospective customer or licensee which would lengthen the sales cycle. We may expend substantial funds and management effort with no assurance that we will sell our products or services. In addition, this lengthy sales cycle makes it more difficult for us to accurately forecast revenue in future periods and may cause revenues and operating results to vary significantly in such periods.

We may not be able to successfully adapt or maintain our products for commercial applications.

A number of potential applications of our MassARRAY technology and potential products, including research use only and diagnostic applications for noninvasive prenatal and other molecular testing, may require significant enhancements in our core technology or the in-licensing of intellectual property rights or technologies. In connection with developing new products and applications, we may not effectively deploy our research and development efforts in a cost-efficient manner or otherwise in a manner that leads to the successful commercialization and scale-up of such products and applications. If we are unable to complete the development, introduction, or scale-up of any product, or if any of our products or applications, such as gene expression analysis, epigenetic analysis or iPLEX multiplexing, do not achieve a significant level of market acceptance, our business, financial condition and results of operations could be seriously harmed. Achieving market acceptance will depend on many factors, including demonstrating to customers that our technology and products are cost competitive or superior to other technologies and products that are available now or that may become available in the future. We believe that our revenue growth and profitability will substantially depend on our ability to overcome significant technological and other challenges and successfully introduce our newly developed products, applications, and services into the marketplace.

We have limited commercial production capability and experience and may encounter production problems or delays, which could result in lower revenue.

We partially assemble the MassARRAY system and partially manufacture our consumable chips and MassARRAY kits. The MassARRAY Analyzer 4 requires more outsourcing of component manufacturing and more internal assembly. To date, we have only produced our current products in moderate quantities. We may not be able to maintain acceptable quality standards as we ramp up production of the MassARRAY Analyzer 4. To achieve anticipated customer demand levels, we will need to transition and scale-up our production capability and maintain adequate levels of inventory while manufacturing our products at a reasonable cost. We may not be able to produce sufficient quantities to meet market demand or manufacture our product at a reasonable cost. If we cannot achieve the required level and quality of production, we may need to abandon or reduce our internal efforts and fully outsource production or rely on licensing and other arrangements with third parties. This reliance could reduce our gross margins and expose us to the risks inherent in relying on others. We might not be able to successfully outsource our production or enter into licensing or other arrangements with these third parties, which would adversely affect our business. Also, from time to time we have experienced quality issues on some of our chips. We may not be able to maintain acceptable quality standards for production of our chips, which could harm our business and result in lower revenue.

We depend on third-party products and services and limited sources of supply to develop and manufacture our products.

We rely on outside vendors to supply certain products and the components and materials used in our products. Many of these products, components and materials are obtained from a single supplier or a limited group of suppliers and some have lead-times of several months. The MassARRAY Analyzer 4 is comprised of numerous components each provided to us from a single source and some of which have lead times of several months. Regarding other elements of our MassARRAY system, we also have sole suppliers for our chips, our pins for our nanodispenser and our liquid handling device. Our consumables also include components provided by sole suppliers.

In the event of any adverse developments with these vendors, our product supply may be interrupted and obtaining substitute components could be difficult or require us to re-design our products and assays which would have an adverse impact on our business. In the past, we have experienced quality problems with and delays in receiving components used to produce our consumable chips and quality issues with our chips, and also had technical difficulties with our pin-tool nanoliter dispenser device. We have also experienced software and operational difficulties with our MassARRAY system. Our reliance on outside vendors generally, and a sole or a limited group of suppliers in particular, involves several risks, including:

■

the inability to obtain an adequate supply of properly functioning, required products, components, and materials due to capacity constraints, product defects, a discontinuance of a product by a supplier, or other supply constraints;

■	reduced control over quality and pricing of products, components, and materials; or

■	delays and long lead times in receiving products, components, or materials from vendors.

Sequenom CMM depends on third-party products and services for our current and planned LDTs, including the MaterniT21 LDT.

Sequenom CMM relies on outside suppliers to provide certain products and the components and materials used for LDTs currently provided as well as LDTs that Sequenom CMM plans to offer in the future. Many of these products, components and materials are obtained from a single supplier or a limited group of suppliers and some have lead times of several months. For example, we are relying solely on Illumina, Inc. for sequencers and reagents for the MaterniT21 LDT. Also, the MassARRAY Analyzer 4 mass spectrometry system that is currently used for Sequenom CMM’s cystic fibrosis carrier screen and fetal Rhesus D tests, is comprised of numerous components, each provided to us from a single source and some of which have lead times of several months. Regarding other elements of our MassARRAY system, we also have sole suppliers for our chips, our pins for our nanodispenser and our liquid handling device.

These suppliers may be subject to regulation by the FDA and would therefore need to comply with federal regulations related to the manufacture and distribution of regulated products. Because we cannot ensure the actual production or manufacture of such critical equipment and materials, or the ability of our suppliers to comply with applicable legal and regulatory requirements, we may be subject to significant delays caused by interruption in production or manufacturing.

Our consumables also include components provided by sole suppliers. In the event of any adverse developments with these vendors, our product supply may be interrupted and obtaining substitute components could be difficult or require Sequenom CMM to re-design and/or re-validate its LDTs, which would have an adverse impact on our business, including Sequenom CMM’s ability to offer or to continue to offer LDTs. In the past, we have experienced quality problems with and delays in receiving components used to produce our consumable chips and quality issues with our chips, and also had technical difficulties with our pin-tool nanoliter dispenser device. We have also experienced software and operational difficulties with our MassARRAY system. Our reliance on outside vendors generally, and a sole or a limited group of suppliers in particular, involves several risks, including:

■

the inability to obtain an adequate supply of properly functioning, required products, components, and materials due to capacity constraints, product defects, a discontinuance of a product by a supplier, or other supply constraints;

■	reduced control over quality and pricing of products, components, and materials;

■	delays and long lead times in receiving products, components, or materials from suppliers; and

■	Sequenom CMM’s inability to provide LDTs, including the MaterniT21 LDT, or to maintain or increase its capacity to do so.

If the validity of an informed consent from a subject was to be challenged, we could be forced to stop using some of our resources, which would hinder our diagnostic product development efforts.

We have measures in place to ensure that all clinical data and genetic and other biological samples that we receive from our clinical collaborators have been collected from subjects who have provided appropriate informed consent for the data and samples provided for purposes which extend to include commercial diagnostic product development activities. We have measures in place to ensure that data and samples that have been collected by our clinical collaborators are provided to us on a subject de-identified basis. We also have measures in place to ensure that the subjects from whom our data and samples are collected do not retain or have conferred on them any proprietary or commercial rights to the data or any discoveries derived from them. Our clinical collaborators are based in a number of different countries, and, to a large extent, we rely upon our clinical collaborators for appropriate compliance with the subject’s informed consent provided and with local law and international regulation. That our data and samples come from and are collected by entities based in different countries results in complex legal questions regarding the adequacy of informed consent and the status of genetic material under a large number of different legal systems. The subject’s informed consent obtained in any particular country could be challenged in the future, and those informed consents could prove invalid, unlawful or otherwise inadequate for our purposes. Any findings against us, or our clinical collaborators, could deny us access to or force us to stop using some of our clinical samples, which would hinder our diagnostic product development efforts. We could become involved in legal challenges, which could consume our management and financial resources.

If we cannot obtain licenses to patented SNPs and genes relevant to our diagnostic areas of interest, we could be prevented from obtaining significant revenue or becoming profitable.

The U.S. Patent and Trademark Office has issued and continues to issue patents claiming single SNP and gene discoveries and their related associations and functions. If certain SNPs and genes are patented, we will need to obtain rights to those SNPs and genes to develop, use, and sell related assays and other types of products or services utilizing such SNPs and genes. Required licenses may not be available on commercially acceptable terms. If we were to fail to obtain licenses to certain patented SNPs and genes, we might never achieve significant revenue from our diagnostic product development.

If the medical relevance of SNPs is not demonstrated or is not recognized by others, we may have less demand for our products and services and may have less opportunity to enter into diagnostic product development and commercialization collaborations with others.

Some of the products we hope to develop involve new and unproven approaches or involve applications in markets that we are only beginning to explore. They are based on the assumption that information about genes and SNPs may help scientists better understand conditions or complex disease processes. Scientists generally have a limited understanding of the role of genes and SNPs in diseases, and few products based on gene discoveries have been developed. We cannot be certain that genetic information will play a key role in the development of diagnostics or other products in the future, or that any genetic-based findings would be accepted by diagnostic, pharmaceutical, or biotechnology companies or by any other potential market or industry segment. If we or our customers or collaborators are unable to generate valuable information that can be used to develop diagnostics or other products, the demand for our products, applications, and services will be reduced and our business will be harmed.

We may not be able to form and maintain the collaborative relationships or the rights to third-party intellectual property and technologies that our business strategy requires and such relationships may lead to disputes over technology rights or product revenue, royalties, or other payments.

We form research collaborations and licensing arrangements with collaborators to operate our business successfully. To succeed, we will have to maintain our existing relationships and establish additional collaborations and licensing arrangements. Our current strategy includes pursuing partnering opportunities with companies interested in or involved in the development of pharmaceutical and diagnostic products. Our strategy also includes obtaining licenses to third-party intellectual property rights and technologies, such as our exclusive license to noninvasive prenatal analysis rights that we acquired from Isis (United States Patent No. 6,258,540 and foreign equivalents), and exclusive rights we have acquired related to our development and commercialization of Sequenom CMM’s test for risk assessment of developing wet AMD, and other rights we have acquired to potentially expand our product portfolio and generate additional sources of revenue. Disputes may arise in connection with these collaborations and licensing arrangements, which may result in liability to us or may result in the loss of acquired technology that may adversely affect our business.

We cannot be sure that we will be able to establish any additional research collaborations, licensing arrangements, or other partnerships necessary to develop and commercialize products or that we can do so on terms favorable to us. If we are unable to establish these collaborations or licensing arrangements, we may not be able to successfully generate any milestone, royalty, or other revenue from sales of these products or applications, including from the MaterniT21 LDT. If our collaborations or licensing arrangements are not successful or we are not able to manage multiple collaborations successfully, our programs will suffer and we may never generate any revenue or only generate limited revenue from sales of products based on licensed rights or technologies or under these collaborative or licensing arrangements. If we increase the number of collaborations or licensing agreements, it will become more difficult to manage the various relationships successfully and the potential for conflicts among the collaborators and licensees or licensors will increase. Conflicts with our collaborators, licensees or licensors, or other factors may lead to disputes over technology or intellectual property rights or product revenue, royalties, or other payments, which may adversely affect our business.

In addition, our government grants provide the government certain license rights to inventions resulting from funded work. Our business could be harmed if the government exercises those rights.

If we do not succeed in obtaining development and marketing rights for products developed in collaboration with others, our revenue and profitability prospects could be substantially harmed.

Our business strategy includes, in part, the development of noninvasive prenatal diagnostic and other products in collaboration with others, or utilizing the technology of others, and we intend to obtain commercialization or royalty rights to those products or technologies. If we are unable to obtain such rights, or are unable to do so on favorable financial terms, our revenue and profitability prospects could be substantially harmed. To date, we have initiated limited activities towards commercializing products developed in collaboration with, or utilizing the technology of, others. Even if we obtain commercialization rights, commercialization of products may require resources that we do not currently possess and may not be able to develop or obtain, or commercialization may be financially unattractive based upon the revenue-sharing terms offered by potential licensors or provided for in the relevant agreement.

Ethical, privacy, or other concerns about the use of genetic information could reduce demand for our products and services.

Genetic testing has raised ethical issues regarding privacy and the appropriate uses of the resulting information. For these reasons, governmental authorities may limit or otherwise regulate the use of genetic testing, including the MaterniT21 LDT, or prohibit testing for genetic predisposition to certain conditions, particularly for those that have no known cure. Such concerns may lead individuals to refuse to use genetics tests even if permitted. Any of these scenarios could reduce the potential markets for our products and services, which would seriously harm our business, financial condition, and results of operations.

If we breach any of the terms of our license or supply agreements, or these agreements are otherwise terminated or modified, the termination or modification of such agreements could result in our loss of access to critical components and could delay or suspend our commercialization efforts.

We have sourced or licensed components of our technology from other parties. Our failure to maintain continued supply of such components, particularly in the case of sole suppliers, or the right to use these components would seriously harm our business, financial condition, and results of operations. As a result, in the event that demand for our products declines or does not meet our forecasts, we could have excess inventory or increased expenses or our margins could decrease which could have an adverse impact on our financial condition and business. In the event of any adverse developments with these vendors, our product supply may be interrupted, which would have an adverse impact on our business. Changes to or termination of our agreements or inability to renew our agreements with these parties or enter into new agreements with other suppliers could result in the loss of access to these aspects of our technology or other intellectual property rights or technologies that we may acquire from time to time and could impair, delay, or suspend our commercialization efforts, including efforts to market and commercialize the MaterniT21 LDT. While we negotiate for agreement periods or notice of termination periods that provide us reasonable periods of time to secure alternative supplies, and require that such agreements may not be terminated without advance notice arbitrarily or without good reason, such as uncured breach or insolvency, these negotiations are often unsuccessful or such provisions may not provide us with adequate time to secure alternative supplies, provide us with access to alternative technologies on commercially acceptable terms, or otherwise provide us with adequate protection.

We may not successfully complete the acquisition of businesses or technologies that we desire to acquire.

We may acquire additional businesses or technologies, or enter into other strategic transactions. Managing future acquisitions entails numerous operational and financial risks, including:

■	the inability to retain key employees of any acquired businesses or hire enough qualified personnel to staff any new or expanded operations;

■	the impairment of relationships with key customers of acquired businesses due to changes in management and ownership of the acquired businesses;

■	the inability to sublease on financially acceptable terms excess leased space or terminate lease obligations of acquired businesses that are not necessary or useful for the operation of our business;

■	the exposure to federal, state, local and foreign tax liabilities in connection with any acquisition or the integration of any acquired businesses;

■	the exposure to unknown liabilities or disputes with the former stakeholders or management or employees of acquired businesses;

■	higher than expected acquisition and integration expenses that would cause our quarterly and annual operating results to fluctuate;

■	increased amortization expenses if an acquisition results in significant intangible assets;

■	combining the operations and personnel of acquired businesses with our own, which would be difficult and costly;

■	disputes over rights to acquired technologies or with licensors or licensees of those technologies; and

■	integrating or completing the development and application of any acquired technologies, which would disrupt our business and divert management’s time and attention.

We may also attempt to acquire businesses or technologies or attempt to enter into strategic transactions that we are unable to complete. If we are unable to complete such transactions, we may expend substantial resources and ultimately not successfully complete the transaction. Such transactions may also distract management and result in other adverse effects on our business and operations. These transactions may also involve the issuance of shares of our capital stock, which may result in dilution to our stockholders.

We may not be able to successfully compete in the biotechnology and diagnostic industries.

The biotechnology and diagnostic industries are highly competitive. We expect to compete with a broad range of companies in the United States and other countries that are engaged in the development and production of products, applications, services, and strategies to analyze genetic information and strategies to develop and commercialize diagnostic, noninvasive prenatal diagnostic, and other products for customers in the clinical research and clinical marker validation and molecular medicine fields as well as diagnostic service laboratories, animal testing and food safety labs, and customers in other markets. They include:

■	biotechnology, pharmaceutical, diagnostic, chemical, and other companies;

■	academic and scientific institutions;

■	governmental agencies; and

■	public and private research organizations.

Some of our competitors may have greater financial, technical, research, marketing, sales, distribution, service, and other resources than we do. Our competitors may offer broader product lines and services and have greater name recognition than we do. Several companies are currently making or developing products that compete with our products. Our competitors may develop or market technologies or products that are more effective or commercially attractive than our current or future products that may render our technologies or products obsolete or that have superior intellectual property rights. The delay in the development and launch of a trisomy 21 test, as well as developments in the investigations by the SEC, the Office of the U.S. Attorney for the Southern District of California and the FBI, and the lawsuit filed by our former chief financial officer or other pending private litigation may adversely affect our competitive position and the market acceptance of any tests that we may commercialize and may affect our ability to maintain and recruit key personnel.

We may potentially compete with our customers, which may adversely affect our business.

We have sold MassARRAY systems worldwide to pharmaceutical and biotechnology companies, academic research centers, and government laboratories. Some of our customers use our DNA analysis products to perform contract research services, or to perform genetics studies on their own disease populations for potential diagnostic applications and drug target identification in the same or similar manner as we have done. Although there are many potential contract research services opportunities and disease areas and diagnostic applications, our customers may seek service work or develop diagnostic assays or may target diseases areas that may overlap with those that we have chosen to pursue. In such cases we may potentially compete against our customers. Competition from our customers may adversely affect our services business or our ability to successfully commercialize diagnostic products.

If we cannot attract and retain highly-skilled personnel, our growth might not proceed as rapidly as we intend and our business may be adversely affected.

The success of our business will depend on our ability to identify, attract, hire, train, retain, maintain, and motivate highly skilled personnel, particularly sales, scientific, medical, and technical personnel, for our future success. Competition for highly skilled personnel is intense, and we might not succeed in attracting and retaining these employees. If we cannot attract and retain the personnel we require, we would not be able to expand our business as rapidly as we intend. Our announcements in 2009 of the delay in the launch of the MaterniT21 LDT then under development and the results of the investigation by the special committee may have had a negative effect on employee morale and may have affected our ability to retain and recruit key personnel. When we seek to hire personnel to fill open positions, we may be unable to hire qualified replacements for the positions that we need to fill, and there may be significant costs associated with the recruiting, hiring and retention of officers and employees for the open positions. If we lose additional key employees, scientists, physician collaborators or if our management team is not able to effectively manage us through these events, our business, financial condition, and results of operations may be adversely affected. We do not carry “key person” insurance covering any of our officers or other employees.

If we do not effectively manage our business as it evolves, it could affect our ability to pursue opportunities and expand our business.

Evolution in our business, particularly our attempted transition to developing and commercializing molecular diagnostic tests, has placed and may continue to place a significant strain on our personnel, facilities, management systems, information technology infrastructure, disclosure controls, internal controls and resources. We have implemented the remedial measures recommended by the special committee of our board of directors following its independent investigation, including:

■

the introduction of a number of standard operating procedures regarding study design planning and review, including clear identification of whether a study is blinded or unblinded, raw data storage at multiple locations, independent third-party review of blinded clinical data, and a redundancy review of clinical study design by our oversight committee and of blinded clinical data by the science committee of our board of directors, our clinical group and our biostatistician;

■

the creation of the science committee to oversee our research and development strategy and activities, including our evaluation of cross-functional training for personnel in all areas associated with research and development, covering: (i) the proper conduct of test studies, (ii) the proper and timely disclosure of any problems with test studies, and (iii) the proper handling of data and results of test studies;

■	the hiring of a full-time biostatistician and engagement of an external consultant on an “as needed” basis as a clinical biostatistician;

■	the formalization of the role of our oversight committee and the appointment of project leaders to oversee and manage each of our products in development;

■

the amendment of our new hire orientation program, employee handbook and code of business conduct and ethics and enhancement of our training programs concerning ethics, scientific processes, public disclosures and professional e-mail conduct;

■

the revision of our policy concerning the storage of clinical samples, including requiring that samples be stored in third-party storage facilities, bar-coding samples for electronic tracking and auditing, creating formal procedures for obtaining a sample, and limiting access to our sample storage freezer;

■

the requirement that the known outcomes of all samples to be used in any blinded experiment must be conveyed to the third-party storage provider and are only revealed to us after the results of the blinded experiment have been finalized;

■	the amendment and restatement of our disclosure committee’s charter;

■	the adoption of a comprehensive new policy on corporate disclosure controls and procedures, a set of disclosure controls and procedures and a corporate disclosure policy;

■	the reduction in the number of direct reports to our chief executive officer; and

■	the engagement of an external consultant to assist and advise the audit committee in developing an enterprise risk management process.

These remedial measures are designed to prevent the use of inadequate protocols and controls in our clinical studies and the recurrence of the other errors discovered in the special committee’s investigation by:

■	establishing a procedural framework for the conduct of future clinical studies;

■	inserting internal controls consistent with that framework;

■	augmenting our company’s expertise in conducting clinical studies;

■	reinforcing management oversight of the conduct of clinical studies;

■	educating employees on the proper conduct of clinical studies and their responsibilities in such activities;

■	establishing control over the samples used in our clinical studies;

■	establishing additional levels of responsibility for the development of new products;

■	enhancing our organizational structure to distribute management responsibility appropriately;

■	reinforcing our disclosure controls and procedures to prevent the dissemination of inadequately vetted information by our company; and

■	improving our risk assessment and management in general.

While we feel that the remedial measures that we have implemented have made our controls and procedures more effective, any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives and no evaluation of controls and procedures can provide absolute assurance that all control issues have been detected. We will need to continue to improve our operational and financial systems and managerial controls and procedures and train and manage our workforce and transition our business to execute on the commercialization of molecular diagnostic tests. If we fail to effectively manage the evolution of our business and the transition to also being a provider of diagnostic products, including the effective implementation of these remedial measures and additional changes to our corporate governance policies, protocols and practices, or fail to take other necessary action to maintain close coordination among our various departments, our ability to execute on our business plan, rebuild credibility, pursue business opportunities, expand our business, and sell our products and applications in new markets may be adversely affected.

Certain of our LDTs, including the MaterniT21 LDT, may not be eligible for reimbursement by payors or may become ineligible for reimbursement, which may limit the demand for these tests by physicians and their patients.

In September 2009, Sequenom CMM commercially launched its testing service for cystic fibrosis carrier screening, in early 2010 it launched its testing service for noninvasive fetal Rhesus D genotyping, in the second quarter of 2011 it launched its AMD test, and in the fourth quarter of 2011 it launched its MaterniT21 LDT, and it intends to continue launching additional molecular diagnostic testing services in the future. Because these LDTs have only recently been launched, demand for and reimbursement by payors of these tests is uncertain. Because certain of the molecular diagnostic LDTs Sequenom CMM has launched or intends to launch as a testing service may not be medically necessary or may otherwise not be subject to reimbursement by payors, it is difficult to know how much demand there will be for such tests by physicians.

In the United States, the regulatory process allows diagnostic tests to be marketed regardless of any coverage determinations made by payors. For new diagnostic tests, each third-party payor makes its own decision about which tests it will cover, how much it will pay and whether it will continue reimbursing the test. Clinicians may order diagnostic tests that are not reimbursed by third-party payors if the patient is willing to pay for the test without reimbursement, but coverage determinations and reimbursement levels and conditions are critical to the commercial success of a diagnostic product.

CMS, under the HHS, establishes reimbursement payment levels and coverage rules for Medicare. CMS currently does not cover the MaterniT21 LDT. State Medicaid plans and private payors establish rates and coverage rules independently. As a result, the coverage determination process is often a time-consuming and costly process that requires us to provide scientific and clinical support for the use of our tests to each payor separately, with no assurance that approval will be obtained. If CMS or other third-party payors decide not to cover our diagnostic tests, including the MaterniT21 LDT, place significant restrictions on the use of our tests, or offer inadequate payment amounts, our ability to generate revenue from our diagnostic tests could be limited.

Even if one or more third-party payors decides to reimburse for our tests, including the MaterniT21 LDT, that payor may reduce utilization or stop or lower payment at any time, which could reduce our revenues. For example, payment for diagnostic tests furnished to Medicare beneficiaries generally is made based on a fee schedule set by CMS using a statutory formula. In recent years, payments under these fee schedules have decreased and may decrease more. In addition, Medicare fee schedules are impacted by the billing codes selected for reporting services, and changes to certain laboratory billing codes for molecular tests, including our AMD and CF tests, are being considered which may affect payment levels. We cannot predict whether or when third-party payors will cover our tests or offer adequate reimbursement to make them commercially attractive. Clinicians or patients may decide not to order our tests if third-party payments are inadequate, especially if ordering the test could result in financial liability for the patient.

Billing complexities associated with obtaining payment or reimbursement for our tests may negatively affect our revenues, cash flow and profitability. We may incur additional financial risk related to collections and reimbursement in connection with the commercialization of our molecular diagnostic tests.

Billing for clinical laboratory testing services is complex. Sequenom CMM generally bills third-party payors for its testing services and pursues case-by-case reimbursement where policies are not in place for a particular test it has very limited experience in billing and pursuing reimbursement and payment for molecular diagnostic tests. As a result of this lack of experience and uncertainty with respect to reimbursement, Sequenom CMM may also face an increased risk in its collection efforts, including potential write-offs of doubtful accounts and long collection cycles for accounts receivable related to its testing service, which could adversely affect our business, results of operations and financial condition.

Among the factors complicating our billing of third-party payors are:

■	disputes among payors as to which party is responsible for payment;

■	disparity in coverage among various payors;

■	disparity in information and billing requirements among payors; and

■	incorrect or missing billing information, which is required to be provided by the prescribing physician.

These billing complexities, and the related uncertainty in obtaining payment for our tests, could negatively affect our revenues, cash flow and profitability.

Our failure to comply with governmental payor regulations could result in our being excluded from participation in Medicare, Medicaid or other governmental payor programs, which would decrease our revenues and adversely affect our results of operations and financial condition.

The Medicare program is administered by CMS, which, like the states that administer their respective state Medicaid programs, imposes extensive and detailed requirements on diagnostic services providers, including, but not limited to, rules that govern how we structure our relationships with physicians, how and when we submit reimbursement claims and how we provide our specialized diagnostic services. Our failure to comply with applicable Medicare, Medicaid and other governmental payor rules could result in our inability to participate in a governmental payor program, our returning funds already paid to us, civil monetary penalties, criminal penalties and/or limitations on the operational function of our laboratory. If we were unable to receive reimbursement under a governmental payor program, a substantial portion of our revenues would be lost, which would adversely affect our results of operations and financial condition.

We must be in compliance with state and federal security and privacy regulations, which may increase our operational costs.

The privacy and security regulations under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (collectively, HIPAA), establish comprehensive federal standards with respect to the uses and disclosures of protected health information, or PHI, by health plans and health care providers, in addition to setting standards to protect the confidentiality, integrity and availability of electronic PHI. The regulations establish a complex regulatory framework on a variety of subjects, including:

■

the circumstances under which uses and disclosures of PHI are permitted or required without a specific authorization by the patient, including but not limited to treatment purposes, to obtain payments for services and health care operations activities;

■	a patient’s rights to access, amend and receive an accounting of certain disclosures of PHI;

■	the content of notices of privacy practices for PHI; and

■	administrative, technical and physical safeguards required of entities that use or receive PHI electronically.

As Sequenom CMM launches additional commercial diagnostic tests, it must continue to implement policies and procedures related to compliance with the HIPAA privacy and security regulations, as required by law, which may increase their operational costs. Furthermore, the privacy and security regulations provide for significant fines and other penalties for wrongful use or disclosure of PHI, including potential civil and criminal fines and penalties. Sequenom CMM has evaluated the security of its computer networks and determined that appropriate measures are in place to safeguard PHI contained on such networks. However, no security system is invulnerable to breach, and unauthorized persons may in the future be able to exploit weaknesses in the security systems of Sequenom CMM’s computer networks and gain access to such PHI. Additionally, Sequenom CMM shares PHI with third-party contractors who are contractually obligated to safeguard and maintain the confidentiality of PHI. Unauthorized persons may be able to gain access to PHI stored in such third-party contractors’ computer networks. Any wrongful use or disclosure of PHI by Sequenom CMM or its third-party contractors, including disclosure due to data theft or unauthorized access to Sequenom CMM’s or its third-party contractors’ computer networks, could subject us and Sequenom CMM to fines or penalties that could adversely affect our business and results of operations. Although the HIPAA statute and regulations do not expressly provide for a private right of damages, Sequenom CMM also could incur damages under state laws to private parties for the wrongful use or disclosure of confidential health information or other private personal information by Sequenom CMM or its third-party contractors.

We incur significant costs as a result of operating as a public company and our management expects to continue to devote substantial time to public company compliance programs.

As a public company, we incur significant legal, accounting and other expenses due to our compliance with regulations and disclosure obligations applicable to us, including compliance with the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, as well as rules implemented by the SEC and The NASDAQ Stock Market. The SEC and other regulators have continued to adopt new rules and regulations and make additional changes to existing regulations that require our compliance. In July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, was enacted. There are significant corporate governance and executive compensation related provisions in the Dodd-Frank Act that have required the SEC to adopt additional rules and regulations in these areas. Stockholder activism, the current political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact (in ways we cannot currently anticipate) the manner in which we operate our business. Our management and other personnel devote a substantial amount of time to these compliance programs and monitoring of public company reporting obligations and as a result of the new corporate governance and executive compensation related rules, regulations and guidelines prompted by the Dodd-Frank Act and further regulations and disclosure obligations expected in the future, we will likely need to devote additional time and costs to comply with such compliance programs and rules. These rules and regulations will continue to cause us to incur significant legal and financial compliance costs and will make some activities more time-consuming and costly.

The U.S. health care reform law could adversely affect our business, profitability and stock price and prevent the commercial success of the MaterniT21 LDT.

In March 2010, President Obama signed into law the PPACA, which may have far-reaching consequences for most healthcare companies, including diagnostic companies like us. As a result of this new legislation, substantial changes could be made to the current system for paying for healthcare in the United States, including changes made in order to extend medical benefits to those who currently lack insurance coverage.

Although we cannot fully predict the many ways that health care reform might affect our business, the law imposes a 2.3% excise tax on certain transactions, including many U.S. sales of medical devices, which we expect will include U.S. sales of Sequenom’s systems and consumables. This tax is scheduled to take effect in 2013. It is unclear whether and to what extent, if at all, other anticipated developments resulting from health care reform, such as an increase in the number of people with health insurance and an increased focus on preventive medicine, may provide us additional revenue to offset this increased tax. If additional revenue does not materialize, or if our efforts to offset the excise tax through price increases, spending cuts or other actions are unsuccessful, the increased tax burden would adversely affect our financial performance, which in turn could cause the price of our stock to decline.

Extending coverage to a large population could substantially change the structure of the health insurance system and the methodology for reimbursing medical services, drugs and devices. These structural changes could entail modifications to the existing system of private payors and government programs, such as Medicare and Medicaid, the creation of a government-sponsored healthcare insurance source, or some combination of both, as well as other changes.

Restructuring the coverage of medical care in the United States could impact the reimbursement for diagnostic tests like ours, including the MaterniT21 LDT. If reimbursement for our diagnostic tests is substantially less than we or our clinical laboratory customers expect, or rebate obligations associated with them are substantially increased, our business could be materially and adversely impacted. A number of state governors have strenuously opposed certain of the PPACA’s provisions, and initiated lawsuits challenging its constitutionality. These challenges are pending final adjudication in several jurisdictions, including the United States Supreme Court. Congress has also proposed a number of legislative initiatives, including possible repeal of the PPACA. At this time, it remains unclear whether there will be any changes made to the PPACA, whether to certain provisions or its entirety.

Regardless of the impact of PPACA on us, the U.S. government and other governments have shown significant interest in pursuing healthcare reform and reducing healthcare costs. Any government-adopted reform measures could cause significant pressure on the pricing of healthcare products and services, including the MaterniT21 LDT, in the United States and internationally, as well as the amount of reimbursement available from governmental agencies or other third-party payors. The continuing efforts of the U.S. and foreign governments, insurance companies, managed care organizations and other payors to contain or reduce healthcare costs may compromise our ability to set prices at commercially attractive levels for our diagnostic tests, including the MaterniT21 LDT, and other diagnostic tests that we may develop. Changes in healthcare policy, such as the creation of broad limits for diagnostic products, could substantially diminish the sale of or inhibit the utilization of future diagnostic tests, increase costs, divert management’s attention and adversely affect our ability to generate revenues and achieve consistent profitability.

New laws, regulations and judicial decisions, or new interpretations of existing laws, regulations and decisions, relating to healthcare availability, methods of delivery or payment for diagnostic products and services, or sales, marketing or pricing, may also limit our potential revenues, and we may need to revise our research and development or commercialization programs. The pricing and reimbursement environment may change in the future and become more challenging for a number of reasons, including policies advanced by the U.S. government, new healthcare legislation or fiscal challenges faced by government health administration authorities. Specifically, in both the U.S. and some foreign jurisdictions, there have been a number of legislative and regulatory proposals and initiatives to change the healthcare system in ways that could affect our ability to sell our diagnostic tests, including the MaterniT21 LDT, profitably. Some of these proposed and implemented reforms could result in reduced utilization or reimbursement rates for our diagnostic products.

Our business is subject to other complex and sometimes unpredictable government regulations. If we or any of our clinical diagnostic laboratory customers fail to comply with these regulations, we could incur significant fines and penalties.

As a provider of clinical diagnostic testing products and services, we are subject to extensive and frequently changing federal, state and local laws and regulations governing various aspects of our business. In particular, the clinical laboratory industry is subject to significant governmental certification and licensing regulations, as well as federal and state laws regarding:

■	test ordering and billing practices;

■	marketing, sales and pricing practices;

■	patient privacy, including HIPAA;

■	insurance;

■	anti-markup legislation; and

■	consumer protection.

We are also required to comply with FDA regulation of our manufacturing practices and adverse event reporting activities, and regulation by the FDA of our labeling and promotion activities. In addition, advertising of our tests is subject to regulation by the Federal Trade Commission, or FTC, under the Federal Trade Commission Act, or FTC Act. Violation of any FDA requirement could result in enforcement actions, such as seizures, injunctions, civil penalties and criminal prosecutions, and violation of the FTC Act could result in injunctions and other associated remedies, all of which could have a material adverse effect on our business. Most states also have similar postmarket regulatory and enforcement authority for devices. Additionally, most foreign countries have authorities comparable to the FDA and processes for obtaining marketing approvals. Obtaining and maintaining these approvals, and complying with all laws and regulations, may subject us to similar risks and delays as those we could experience under FDA and FTC regulation. We incur various costs in complying and overseeing compliance with these laws and regulations.

We are unable to predict what additional federal or state legislation or regulatory initiatives may be enacted in the future regarding our business or the healthcare industry in general, or what effect such legislation or regulations may have on us. Federal or state governments may impose additional restrictions or adopt interpretations of existing laws that could have a material adverse effect on us. If we fail to comply with any existing or future regulations, restrictions or interpretations, we could incur significant fines and penalties.

We are subject to risks associated with our foreign operations.

We expect that a significant portion of our genetic analysis segment sales will continue to be made outside the United States. Approximately 63% and 64% of our genetic analysis segment sales were made outside of the United States during the three and nine months ended September 30, 2011, respectively, compared to 51% and 55% for the three and nine months ended September 30, 2010, respectively. A successful international effort will require us to develop relationships with international customers and collaborators, including distributors. We may not be able to identify, attract, retain, or maintain suitable international customers or collaborators. Expansion into international markets will require us to establish and grow foreign operations, hire additional personnel to run these operations, and maintain good relations with our foreign customers and collaborators or distributors. International operations including many of the same risks to our business that affect our domestic operations, but also involve a number of risks not typically present in domestic operations, including:

■	currency fluctuation risks;

■	changes in regulatory requirements;

■	costs and risks of deploying systems in foreign countries;

■	licenses, tariffs, and other trade barriers;

■	political and economic instability and possible country-based boycotts;

■	difficulties in staffing and managing foreign operations;

■	potentially adverse tax consequences;

■	the burden of complying with a wide variety of complex foreign laws and treaties; and

■	different rules, regulations, and policies governing intellectual property protection and enforcement.

Our international operations are also subject to the risks associated with the imposition of legislation and regulations relating to the import or export of high technology products. We cannot predict whether tariffs or restrictions upon the importation or exportation of our products will be implemented by the United States or other countries.

If our production and laboratory facilities are damaged, our business would be seriously harmed.

Our only manufacturing facility for research use only genetic analysis products is located in San Diego, California, where we also have laboratories. Sequenom CMM has laboratory facilities in San Diego, California and Grand Rapids, Michigan. Damage to our facilities due to war, fire, natural disaster, earthquake, power loss, communications failure, terrorism, unauthorized entry, or other events could prevent us from conducting our business for an indefinite period, could result in a loss of important data or cause us to cease development and production of our products. We cannot be certain that our limited insurance to protect against business interruption would be adequate or would continue to be available to us on commercially reasonable terms, or at all.

Responding to claims relating to improper handling, storage or disposal of hazardous chemicals, and radioactive and biological materials that we use could be time consuming and costly.

We use controlled hazardous and radioactive materials in the conduct of our business, as well as biological materials that have the potential to transmit disease. The risk of accidental contamination or injury from these materials cannot be completely eliminated. If an accident with these substances occurs, we could be liable for any damages that result, which could seriously harm our business. Additionally, an accident could damage our research and manufacturing facilities and operations, resulting in delays and increased costs. Such damage and any expense resulting from delays, disruptions, or any claims may not be covered by our insurance policies.

We may not have adequate insurance if we become subject to product liability or other claims.

Our business exposes us to potential product liability and other types of claims and our exposure will increase as we and Sequenom CMM and our partners and collaborators prepare to commercialize research use only or other molecular tests, including LDTs, such as the MaterniT21 LDT, and diagnostics for prenatal and other diseases, disorders and medical conditions. We have product and general liability insurance that covers us against specific product liability and other claims up to an annual aggregate limit of $20.0 million and $2.0 million, respectively. Any claim in excess of our insurance coverage would have to be paid out of our cash reserves, which would have a detrimental effect on our financial condition. It is difficult to determine whether we have obtained sufficient insurance to cover potential claims. Also, we cannot assure you that we can or will maintain our insurance policies on commercially acceptable terms, or at all. We can provide no assurance that we will be able to avoid significant product liability claims, which could hurt our reputation and our financial condition.

The uncertainty of the current economic and political conditions could harm our revenues and operating results.

Current domestic and global economic conditions are uncertain and have continued to be volatile over the past few years. The recent turmoil in the economic environment in many parts of the world may continue to put pressure on global economic conditions. Our revenues and operating results may be affected by uncertain or changing economic and market conditions. If global economic and market conditions, or economic conditions in the United States or other key markets, remain uncertain or persist, spread, or deteriorate further, we may experience material impacts on our business, operating results, and financial condition.

Our stock price has been and may continue to be volatile, and your investment could suffer a decline in value.

The trading price of our common stock has been volatile and could be subject to wide fluctuations in price in response to various factors, many of which are beyond our control, including but not limited to:

■	our ability to raise additional capital and continue as a going concern;

■	actual or anticipated variations in quarterly and annual operating results;

■	announcements regarding technological innovations, intellectual property rights, research and development progress or setbacks, or product launches by us or our competitors;

■	our success in entering into, and the success in performing under, licensing and product development and commercialization agreements with others;

■	the success of the validation studies for Sequenom CMM’s LDTs under development and its ability to continue to publish study results in peer-reviewed journals;

■

our success in and the expenses associated with researching, developing and commercializing diagnostic products, alone or in collaboration with our partners and obtaining any required regulatory approval for those products and services;

■	the status of litigation against us and certain of our directors;

■	the dilution from the issuance of securities in connection with the settlement of litigation;

■	our ability to successfully implement the remedial measures recommended by the special committee following our independent investigation and the effectiveness of those measures; and

■	securities analysts’ earnings projections or securities analysts’ recommendations; or general market conditions.

The stock market in general, and The NASDAQ Global Select Market and the market for life sciences companies in particular, have experienced extreme price and volume fluctuations that may have been unrelated or disproportionate to the operating performance of the listed companies. There have been dramatic fluctuations in the market prices of securities of biotechnology companies. These price fluctuations may be rapid and severe and may leave investors little time to react. Broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance. Sharp drops in the market price of our common stock expose us to further securities class-action litigation.

Risks Related to this Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our product candidates and cause the price of our common stock to decline.

If you purchase the common stock sold in this offering, you will experience immediate and substantial dilution in your investment. You will experience further dilution if we issue additional equity securities in future fundraising transactions.

Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution with respect to the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of $         per share and our net tangible book value as of September 30, 2011, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $         per share with respect to the net tangible book value of the common stock. See the section entitled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

In addition, we have a significant number of stock options and warrants outstanding. To the extent that outstanding stock options or warrants have been or may be exercised or other shares issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders or result in downward pressure on the price of our common stock.

Forward-Looking Statements

This prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

■	the progress, timing and results of our research and development efforts;

■	the submission of applications for and receipt of regulatory clearances and approvals;

■	our business strategy and our expectations with respect to the implementation of our business strategy;

■	ongoing litigation matters;

■	our expectations with respect to the potential commercial value of our products and services;

■	the competitive nature of the markets in which we compete;

■	the benefits we expect to derive from relationships with our collaborators;

■	our expectations with respect to our intellectual property position, including our ability to protect our intellectual property and avoid infringement of the intellectual property of others;

■	the use of proceeds from this offering; and

■	our estimates regarding our capital requirements and our need for additional financing.

These forward-looking statements can generally be identified as such because the context of the statements will include words such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and the negative of these words or similar words. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and any free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

You should rely only on the information contained, or incorporated by reference, in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. We and the underwriters for this offering have not authorized anyone to provide you with different information. The common stock offered under this prospectus supplement and the accompanying prospectus is not being offered in any state or other jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement or the accompanying prospectus, as applicable, or that any information incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of the document so incorporated by reference. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

Use of Proceeds

We estimate that the net proceeds from the sale of the                  shares of common stock that we are offering will be approximately $             million, or approximately $             million if the underwriters exercise in full their option to purchase up to                  additional shares of common stock, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, which may include research and development expenses, capital expenditures, working capital, and general administrative expenses. We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies. Although we have no specific agreements, commitments or understandings with respect to any acquisition, we evaluate acquisition opportunities and engage in related discussions with other companies from time to time.

The amounts and timing of these expenditures will depend on a number of factors, such as the timing and progress of our research and development efforts, the timing and progress of any partnering efforts, technological advances and the competitive environment for our product candidates. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short term, interest-bearing instruments.

Dividend Policy

To date, we have paid no cash dividends to our stockholders, and we do not intend to pay cash dividends in the foreseeable future.

Dilution

Our net tangible book value as of September 30, 2011 was approximately $100.4 million, or $1.01 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of September 30, 2011. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this public offering and the net tangible book value per share of our common stock immediately after this public offering.

After giving effect to the sale of                  shares of our common stock in this offering at the public offering price of $             per share and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2011 would have been approximately $             million, or $             per share. This represents an immediate increase in net tangible book value of $             per share to existing stockholders and immediate dilution in net tangible book value of $             per share to investors purchasing our common stock in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Public offering price per share		$
Net tangible book value per share of as September 30, 2011	$1.01
Increase in net tangible book value per share attributable to investors purchasing our common stock in this offering

As adjusted net tangible book value per share after this offering

Dilution per share to investors purchasing our common stock in this offering		$

If the underwriters exercise in full their option to purchase up to                  additional shares of common stock at the public offering price of $             per share, the as adjusted net tangible book value after this offering would have been $             per share, representing an increase in net tangible book value of $             per share to existing stockholders and immediate dilution in net tangible book value of $             per share to investors purchasing our common stock in this offering at the public offering price.

The above discussion and table are based on 99,257,052 shares outstanding as of September 30, 2011, and exclude as of that date:

■	8,042,778 shares of common stock issuable upon the exercise of outstanding stock options under our equity incentive plans, with a weighted average exercise price of $7.55 per share;

■	4,605,363 shares of common stock available for future grants under our equity incentive plans;

■	747,621 shares of common stock available for issuance under our employee stock purchase plan;

■	325,550 shares of common stock available for issuance under our new hire equity incentive plan;

■	1,175,764 shares of common stock issuable upon vesting of outstanding restricted stock units and restricted stock awards; and

■	251,535 shares of common stock issuable upon the exercise of outstanding warrants, with a weighted average exercise price of $6.40 per share.

To the extent that outstanding options or warrants outstanding as of September 30, 2011 have been or may be exercised or other shares issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement dated January     , 2012, between us and the underwriters named below, we have agreed to sell to the underwriters and the underwriters have severally agreed to purchase from us the number of shares of common stock indicated in the table below:

Underwriter	Number of Shares
Jefferies & Company, Inc

Total

Jefferies & Company, Inc. is acting as sole book-running manager of this offering and as representative of the underwriters named above.

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares if any of them are purchased, except as described below under “Option to Purchase Additional Shares.” If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that they currently intend to make a market in the shares. However, the underwriters are not obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the shares.

The underwriters are offering the shares subject to their acceptance of the shares from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

The underwriters have advised us that they propose to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $         per share. After the offering, the public offering price and concession may be reduced by the representative. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Per Share	Total Without Option to Purchase Additional Shares	Total With Option to Purchase Additional Shares
Public offering price	$	$	$
Underwriting discounts and commissions paid by us	$	$	$
Proceeds to us, before expenses	$	$	$

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $        .

Listing

Our shares are listed on The NASDAQ Global Select Market under the trading symbol “SQNM”.

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate of              additional shares of common stock at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above. This option may be exercised only if the underwriters sell more shares than the total number set forth on the cover page of this prospectus supplement.

No Sales of Similar Securities

We and each of our executive officers and directors have agreed, subject to specified exceptions, not to directly or indirectly:

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sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended, or

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otherwise dispose of any common stock, options or warrants to acquire common stock, or securities exchangeable or exercisable for or convertible into common stock currently or hereafter owned either of record or beneficially, or

■	publicly announce an intention to do any of the foregoing for a period of 90 days after the date of this prospectus without the prior written consent of Jefferies & Company, Inc.

These restrictions terminate after the close of trading of the shares of common stock on and including the 90 days after the date of this prospectus supplement. However, subject to certain exceptions, in the event that either:

■	during the last 17 days of the 90-day restricted period, we issue an earnings release or material news or a material event relating to us occurs, or

■	prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period,

then in either case the expiration of the 90-day restricted period will be extended until the expiration of the 18-day period beginning on the date of the issuance of an earnings release or the occurrence of the material news or event, as applicable, unless Jefferies & Company, Inc. waives, in writing, such an extension.

Jefferies & Company, Inc. may, in its sole discretion and at any time or from time to time before the termination of the 90-day period, without public notice, release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our stockholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.

Stabilization

The underwriters have advised us that, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, certain persons participating in the offering may engage in transactions, including over-allotment, stabilizing bids, syndicate covering transactions or the imposition of penalty bids, which may have the effect of stabilizing or maintaining the market price of our common stock at a level above that which might otherwise prevail in the open market. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of common stock or purchasing shares of common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the shares of common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the shares of common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our common stock on the NASDAQ Global Select Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

This prospectus supplement and the accompanying prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement or the accompanying prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Affiliations

Certain of the underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve our securities and/or instruments. The underwriters and certain of their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Investors

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, an offer of our common stock to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to our common stock which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive if they have been implemented in the Relevant Member State:

a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

c) to fewer than 100 natural or legal persons per Relevant Member State (other than qualified investors as defined in the Prospectus Directive); or

d) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of our common stock to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our common stock to be offered so as to enable an investor to decide to purchase or subscribe for our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Shares of our common stock may not be offered or sold and will not be offered or sold to any persons in the United Kingdom other than to persons whose ordinary activities involve them acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which have not resulted or will not result in an offer to the public in the United Kingdom within the meaning of the Financial Services and Markets Act 2000, or the FSMA.

In addition, any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of shares of our common stock may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us. Without limitation to the other restrictions referred to herein, this prospectus supplement and the accompanying prospectus are directed only at (1) persons outside the United Kingdom or (2) persons who:

a) are qualified investors as defined in section 86(7) of FSMA, being persons falling within the meaning of article 2.1(e)(i), (ii) or (iii) of the Prospectus Directive; and

b) are either persons who fall within article 19(1) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or Order, or are persons who fall within article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Order; or

c) to whom it may otherwise lawfully be communicated in circumstances in which Section 21(1) of the FSMA does not apply.

Without limitation to the other restrictions referred to herein, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to, and will be engaged in only with, such persons, and persons within the United Kingdom who receive this communication (other than persons who fall within (2) above) should not rely or act upon this communication.

Italy

This prospectus supplement and the accompanying prospectus have not been and will not be filed with or cleared by the Italian securities exchange commission (Commissione Nazionale per le societa e la Borsa, or the CONSOB) pursuant to Legislative Decree No. 58 of 24 February 1998 (as amended, the Finance Law) and to CONSOB Regulation No. 11971 of 14 May 1999 (as amended, the Issuers Regulation). Accordingly, copies of this prospectus supplement and the accompanying prospectus or any other document relating to our common stock may not be distributed, made available or advertised in Italy, nor may our common stock be offered, purchased, sold, promoted, advertised or delivered, directly or indirectly, to the public other than (i) to Professional Investors (such being the persons and entities as defined pursuant to article 31(2) of CONSOB Regulation No. 11522 of 1 July 1998, as amended, the Intermediaries Regulation) pursuant to article 100 of the Finance Law; (ii) to prospective investors where the offer of our common stock relies on the exemption from the investment solicitation rules pursuant to, and in compliance with, the conditions set out by article 100 of the Finance Law and article 33 of the Issuers Regulation, or by any applicable exemption; provided that any such offer, sale, promotion, advertising or delivery of our common stock or distribution of this prospectus supplement and the accompanying prospectus, or any part thereof, or of any other document or material relating to our common stock in Italy is made: (a) by investment firms, banks or financial intermediaries authorized to carry out such activities in the Republic of Italy in accordance with the Finance Law, the Issuers Regulation, Legislative Decree No. 385 of 1 September 1993, as amended, the Intermediaries Regulation, and any other applicable laws and regulations; and (b) in compliance with any applicable notification requirement or duty which may, from time to time, be imposed by CONSOB, Bank of Italy or by any other competent authority.

Germany

Any offer or solicitation of securities within Germany must be in full compliance with the German Securities Prospectus Act (Wertpapierprospektgesetz, or the WpPG). The offer and solicitation of securities to the public in Germany requires the publication of a prospectus that has to be filed with and approved by the German Federal Financial Services Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht, or the BaFin). This prospectus supplement and the accompanying prospectus have not been and will not be submitted for filing and approval to the BaFin and, consequently, will not be published. Therefore, this prospectus supplement and the accompanying prospectus do not constitute a public offer under the WpPG. This prospectus supplement, the accompanying prospectus and any other document relating to our common stock, as well as any information contained therein, must therefore not be supplied to the public in Germany or used in connection with any offer for subscription of our common stock to the public in Germany, any public marketing of our common stock or any public solicitation for offers to subscribe for or otherwise acquire our common stock. This prospectus supplement, the accompanying prospectus and other offering materials relating to the offer of our common stock are strictly confidential and may not be distributed to any person or entity other than the designated recipients hereof.

France

This prospectus supplement and the accompanying prospectus have not been prepared in the context of a public offering of financial securities in France within the meaning of Article L.411-1 of the French Code Monétaire et Financier and Title I of Book II of the Règlement Général of the Autorité des marchés financiers, or the AMF, and therefore has not been and will not be filed with the AMF for prior approval or submitted for clearance to the AMF. Consequently, the shares of our common stock may not be, directly or indirectly, offered or sold to the public in France and offers and sales of the shares of our common stock may only be made in France to qualified investors (investisseurs qualifiés) acting for their own, as defined in and in accordance with Articles L.411-2 and D.411-1 to D.411-4, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code Monétaire et Financier. None of this prospectus supplement, the accompanying prospectus or any other offering material may be released, issued or distributed to the public in France or used in connection with any offer for subscription on sale of the shares of our common stock to the public in France. The subsequent direct or indirect retransfer of the shares of our common stock to the public in France may only be made in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code Monétaire et Financier.

Sweden

This is not a prospectus under, and has not been prepared in accordance with the prospectus requirements provided for in, the Swedish Financial Instruments Trading Act (lagen (1991:980) om handel med finasiella instrument) nor any other Swedish enactment. Neither the Swedish Financial Supervisory Authority nor any other Swedish public body has examined, approved, or registered this document.

Switzerland

The shares of our common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of our common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Issuer, the shares of our common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares of our common stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA and the offer of shares of our common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares of our common stock.

Hong Kong

No shares of our common stock have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32) of Hong Kong. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Singapore

This prospectus supplement has not been and will not be lodged or registered with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person as defined under Section 275(2), or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

a) a corporation (which is not an accredited investor as defined under Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Offer Shares under Section 275 of the SFA except:

i) to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA;

ii) where no consideration is given for the transfer; or

iii) where the transfer is by operation of law.

Legal Matters

The validity of the common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Cooley LLP, San Diego, California. Latham  & Watkins LLP, San Diego, California, is counsel for the underwriters in connection with this offering.

Experts

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of our internal control over financial reporting as of December 31, 2010, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Where You Can Find More Information

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” information from other documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information contained in this prospectus supplement and the accompanying prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus supplement and the accompanying prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 and exhibits filed on such form that are related to such items) we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the prospectus supplement and before the sale of all the securities covered by this prospectus supplement:

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our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 9, 2011, as amended by a Form 10-K/A filed with the SEC on April 25, 2011 and a Form 10-K/A filed with the SEC on May 17, 2011;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 5, 2011, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed with the SEC on August 4, 2011, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, filed with the SEC on November 3, 2011;

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our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 10, 2011, January 14, 2011, June 2, 2011, June 16, 2011, July 11, 2011, September 2, 2011, October 17, 2011, December 22, 2011, January 10, 2012 and January 19, 2012;

■	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2011; and

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the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on January 25, 2000 and the registration statement on Form 8-A/A, dated March 20, 2009, including any amendments or reports filed for the purposes of updating this description.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Sequenom, Inc.

Attn: Investor Relations

3595 John Hopkins Court

San Diego, California 92121

(858) 202-9000

PROSPECTUS

$150,000,000

Sequenom, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

We may, from time to time, offer to sell up to $150,000,000 of any of the securities described in this prospectus, either individually or in combination, at prices and on terms described in one or more supplements to this prospectus. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.

This prospectus describes some of the general terms that may apply to an offering of our securities. The specific terms and any other information relating to a specific offering will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus or may be set forth in one or more documents incorporated by reference in this prospectus. You should read this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement carefully before you invest.

Securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on The NASDAQ Global Market under the symbol “SQNM.” On December 20, 2011, the last reported sale price of our common stock on The NASDAQ Global Market was $3.93 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 7 of this prospectus and as updated in our future filings made with the Securities and Exchange Commission that are incorporated by reference in this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 21, 2011.

You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or seeking an offer to buy securities under this prospectus or any applicable prospectus supplement in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates, regardless of the time of delivery of this prospectus or any sale of a security.

About this Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration statement, we may sell from time to time in one or more offerings up to a total dollar amount of $150,000,000 of common stock, preferred stock, various series of debt securities and warrants to purchase any of such securities, either individually or in combination as described in this prospectus. Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. This prospectus, together with any applicable prospectus supplement and the documents incorporated by reference into this prospectus or such prospectus supplement, include all material information relating to this offering. You should carefully read both this prospectus and any applicable prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying securities in this offering.

i

Prospectus Summary

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all of the information that may be important to purchasers of our securities. Prospective purchasers of our securities should review this entire prospectus carefully, including the risks of investing discussed under “Risk Factors” on page 7, the financial statements and related notes, and the information to which we refer you and the information incorporated into this prospectus by reference, for a complete understanding of our business and this offering. Unless otherwise specified or required by context, references in this prospectus to “Sequenom,” “we,” “us” and “our” refer to Sequenom, Inc. and its subsidiaries.

Sequenom, Inc.

We are a molecular diagnostic testing and genetics analysis company committed to providing products, services, applications, and genetic analysis products that translate the results of genomic science into solutions for biomedical research, translational research, molecular medicine applications, and agricultural, livestock, and other areas of research. Our development and commercialization efforts in various diagnostic areas include noninvasive women’s health-related and prenatal diagnostics, ophthalmology, oncology, infectious diseases, and other medical conditions, disorders and diseases.

We were incorporated in the State of Delaware in 1994. Our principal executive offices are located at 3595 John Hopkins Court, San Diego, California, 92121, and our telephone number at that address is (858) 202-9000. Our website address is http://www.sequenom.com. The information contained on, or accessible through, our website is not incorporated by reference into and does not form a part of this prospectus. SEQUENOM®, MassARRAY®, SensiGene® and iPLEX® are registered trademarks and SEQureDx™, MaterniT21™ and RetnaGene™ are trademarks of Sequenom, Inc.

We operate our business on the basis of two reportable segments, Molecular Diagnostics (including Sequenom Center for Molecular Medicine, LLC, or Sequenom CMM) and Genetic Analysis. For the nine month period ended September 30, 2010, we generated approximately 86% of our revenues from our Genetic Analysis segment. Product sales and services revenues for this segment were derived from sales of consumables, including our SpectroCHIP arrays used with our iPLEX assay and other assays, MassARRAY hardware, maintenance agreements, sales and licensing of our proprietary software, and contract research services. Diagnostic revenues accounted for approximately 14% of our revenues for the nine month period ended September 30, 2011, and were primarily derived from the sale of Sequenom CMM’s Cystic Fibrosis Carrier Screening laboratory developed test, or LDT, and to a much lesser extent the Rhesus D, or RHD, genotyping LDT. Collections from the sale of Sequenom CMM’s age-related macular degeneration, or AMD, LDT and MaterniT21 LDT were not significant for the periods presented due to commencement of their commercialization in the second and fourth quarters of 2011, respectively. For the nine month period ended September 30, 2011, diagnostic revenues from Sequenom CMM were recognized on a cash basis at that time due to limited collections experience and the lack of contractual reimbursement agreements with third-party payors.

Molecular Diagnostics and SEQureDx Technology

We are committed to researching, developing and pursuing the commercialization of various noninvasive molecular diagnostic tests for prenatal genetic disorders and diseases, women’s health-related disorders and diseases, ophthalmology, oncology, infectious diseases, and other medical conditions, disorders and diseases. Currently, we are primarily focused on developing and commercializing prenatal diagnostic tests using our foundational, patent-protected, noninvasive, circulating cell-free fetal, or ccff, nucleic acid-based assay technology, which we in-license from Isis Innovation Limited. This technology uses a maternal blood sample for a prenatal diagnosis or risk assessment in order to provide reliable information about the presence, amount or absence of fetal genetic material in early pregnancy. We have branded our technology for prenatal diagnostics under the trademark SEQureDx. Our efforts in molecular diagnostics are focused on developing noninvasive in vitro diagnostic tests using our proprietary MassARRAY system and/or nucleic acid sequencing platforms currently provided by Illumina, Inc. We plan to conduct the development, validation, and other activities necessary to file submissions with the U.S. Food and Drug Administration, or FDA, seeking clearance or approval for commercialization in the United States of certain of our in vitro diagnostic tests where we believe it will afford us competitive advantages to do so such as providing the Company with the flexibility to sell the tests to other laboratories, and an alternative in the event FDA decides to exercise its enforcement jurisdictional authority with respect to regulation of laboratory-developed tests as in vitro diagnostics. Historically, FDA has exercised enforcement discretion and exempted from regulation LDTs, but FDA has stated that additional regulation of LDTs may be warranted. For example, in 2010 we submitted a pre-investigational device exemption submission and supplements to the FDA for an in vitro diagnostic test for fetal chromosome 21 aneuploidy, such as trisomy 21, and have met with the FDA to discuss our proposed preclinical and clinical study designs.

Sequenom Center for Molecular Medicine

Sequenom Center for Molecular Medicine, LLC, or Sequenom CMM, is our wholly-owned subsidiary, and operates a laboratory located in Grand Rapids, Michigan, and a second laboratory located in San Diego, California, that are both accredited by the College of American Pathology and compliant with the certification requirements for high complexity testing under the Clinical Laboratory Improvement Amendments of 1988, as amended. Sequenom CMM develops and validates LDTs for use in and solely by Sequenom CMM as a testing service to physicians. Sequenom CMM utilizes our patented SEQureDx ccff technology in developing some of its LDTs. Sequenom CMM has validated and currently offers to physicians four LDTs: MaterniT21 LDT to determine the relative amount of chromosome 21 in circulating cell-free DNA; SensiGene RHD Genotyping to determine a mother’s blood type and RHD factor; SensiGene Cystic Fibrosis Carrier Screening to help identify individuals who may have an increased risk of having certain CF genetic mutations; and RetnaGene AMD to predict genetic predisposition to develop late-stage (wet) age-related macular degeneration. Patient samples are collected by physicians and submitted to Sequenom CMM for testing and the results are reported back to the ordering physician.

We have invested substantially in Sequenom CMM’s information technology infrastructure to enhance the capabilities of the laboratories to track samples and provide electronic ordering and reporting and are putting in place sample collection and transportation logistics that can be scaled as demand for Sequenom CMM’s molecular diagnostic testing services increases. Currently, we offer pricing on our diagnostic tests that address the following general parameters: Insured patients have established maximum out-of-pocket costs with the payor being billed at the full list price and any outstanding amounts due are pursued from the payor, not the patient, on appeal. Uninsured patients are billed using a separately maintained price list. Due to our current out-of-network provider status associated with the lack of existing contracts with payors and the current level of adoption rates in particular with our LDTs for MaterniT21 and AMD, we expect prices will fluctuate until these factors are resolved or trends established. Sequenom CMM intends to provide reimbursement recommendations and enter into contracts with third-party payors to establish contractual pricing for its LDTs.

Sequenom CMM has developed and in October 2011 commercialized the MaterniT21 LDT for testing pregnant women who are at increased risk (by medical and clinical indicators) of carrying a fetus with trisomy 21. The MaterniT21 test is an LDT that analyzes circulating cell-free DNA extracted from a maternal blood sample. The test detects increased representation of chromosome 21 material, which is associated with trisomy 21. With technological advances and projected instrument and reagent costs of massively parellel shotgun sequencing declining rapidly, Sequenom CMM believes that performing the MaterniT21 LDT on a massively parellel shotgun sequencing platform is commercially attractive compared to other platforms. The MaterniT21 LDT is a noninvasive testing service that Sequenom CMM has demonstrated in a large scale clinical validation study to have high specificity and sensitivity compared to currently available serum biochemical screening tests, can be used during the first and second trimesters of pregnancy, has broad ethnic coverage of the global population, and is a direct genetic test, not a surrogate marker.

In November 2010, Sequenom CMM presented the results from a pilot 96 patient study of a trisomy 21 test using massively parellel shotgun sequencing at a meeting of the American Society of Human Genetics. Based on the results of this small study, Sequenom CMM started and completed a larger study that analyzed 480 patient samples collected from pregnant women at increased risk for fetal chromosome 21 aneuploidy. A manuscript describing the results from this larger laboratory verification study was published online on February 10, 2011, in the American Journal of Obstetrics & Gynecology.

Based on the results from these two studies, Sequenom CMM undertook a large pivotal clinical validation study. The study was sponsored by Sequenom, but was designed, implemented, analyzed and reported by researchers at Women & Infants Hospital / Alpert School of Medicine of Brown University in Rhode Island, and was an independent multi-center international collaboration. In this study, Sequenom CMM tested patient samples that had been collected under an institutional review board-approved clinical study conducted under the auspices of the Women & Infants Hospital in Rhode Island. The total number of patient samples in the clinical validation study was approximately 2,000, of which approximately 200 were positive for trisomy 21 based on laboratory confirmation of the diagnosis performed on samples obtained from chorionic villus sampling, or genetic amniocentesis. The study design called for approximately 100 positive samples in each of the first and second trimesters of pregnancy. Sequenom CMM used essentially the same assay process in the clinical validation study that was used in the 480 sample study with the exception of employing the higher throughput Illumina HiSeq 2000, a second generation sequencer, introduced in 2010. Sequenom CMM scientists previously completed equivalency studies on the HiSeq 2000 sequencer in preparation for this large clinical validation study. This validation study was published online on October 17, 2011 by our academic collaborators in the journal Genetics in Medicine.

FDA Oversight of LDTs

Historically, the FDA has exercised enforcement discretion and exempted from regulation LDTs created and used by the same laboratory. During a public meeting held in July 2010, the FDA explained that it was reconsidering its policy of enforcement discretion over LDTs. Citing a variety of safety concerns related to current LDTs, the FDA noted that the tests have become increasingly complex and utilized for significant medical decisions, sometimes in place of similar tests that have been reviewed and cleared or approved by the FDA. However, no formal guidance has yet been issued discussing the nature of the changes the FDA may make with respect to the regulation of LDTs, nor the scope of potential regulation. We continue to monitor potential changes as the FDA’s LDT policy evolves to ensure Sequenom CMM’s activities are consistent with the FDA’s most current policy.

As part of the FDA’s evolving position on the regulation of LDTs, the FDA issued letters to a number of companies in mid-2010 that primarily related to direct-to-consumer genetic testing. In these letters, the FDA expressed concern about consumers making medical decisions in reliance on genetic tests that have not undergone the FDA’s premarket review. Although Sequenom CMM does not sell its testing services directly to consumers, we also received a letter from the FDA in July 2010. We responded to the FDA by letter in August 2010 and met with the FDA in September 2010. We reiterated at that meeting that Sequenom CMM’s LDTs are physician-ordered and neither we nor Sequenom CMM are involved in direct-to-consumer commercialization. The FDA indicated at that time it had no further questions on the direct-to-consumer issue.

Genetic Analysis

Our proprietary MassARRAY system is comprised of hardware, software applications, and consumable chips and reagents. It is a high performance (in speed, accuracy, and cost efficiency) nucleic acid analysis research use only platform that quantitatively and precisely measures genetic target material and variations. Our system is widely accepted as a leading high-performance DNA analysis system for genotyping, somatic mutation analysis and fine mapping markets and continues to gain traction for applications, such as agricultural genomics and clinical research. Our research customers include premier clinical research laboratories, bioagriculture, biotechnology and pharmaceutical companies, academic institutions, and various government agencies worldwide. To provide customer support for our expanding user base, and in an effort to maximize market penetration, we have established direct sales and support employees serving North America, Europe and Asia, in addition to utilizing sales and distribution partners in several major countries throughout the world.

Our MassARRAY system provides reliable results for a wide range of DNA/RNA analysis applications, including single nucleotide polymorphism, or SNP, genotyping, detection of mutations, analysis of copy number variants, and other structural genome variations. In addition, the system provides quantitative gene expression analysis, quantitative DNA methylation analysis, comparative sequence analysis of haploid organisms, SNP discovery, and oligonucleotide quality control. These applications are provided through proprietary research use application software that operates on the MassARRAY system and through the purchase of consumable chips and reagent sets. While the MassARRAY system is versatile across many applications, it is a robust and cost-effective genotyping and somatic mutation analysis solution enabled through our research use only iPLEX multiplexing assay, which permits multiplexed SNP and somatic mutation analysis. In April 2010 we launched our next-generation research use only mass spectrometry system, the MassARRAY Analyzer 4. This high performance nucleic acid analysis system has been designed to meet customer demand for a bench top instrument with greater flexibility across multiple applications, improved reliability and faster performance and is designed to empower the basic and translational research community to advance findings from discovery genetic and biomarker studies toward biomarker validation and potential clinical utility in diagnosis, prognosis and monitoring of diseases.

Our research and development efforts in genetic analysis are committed to producing new and improved components and applications for the MassARRAY system that deliver greater system versatility and higher data quality at a competitive price per data point. These research and development activities and new applications also serve to facilitate and support our diagnostics initiatives.

The Securities We May Offer

We may offer shares of our common stock or preferred stock, various series of debt securities or warrants to purchase any of such securities, either individually or in combination, with a total value of up to $150,000,000 from time to time under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount;

•	rates and times of payment of interest or dividends;

•	redemption, conversion, exercise, exchange or sinking fund terms;

•	ranking;

•	restrictive covenants;

•	voting or other rights;

•

conversion or exchange prices or rates and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

•	a discussion of material United States federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to offer or sell securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We and our agents, underwriters and dealers reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents, underwriters or dealers, we will include in the applicable prospectus supplement:

•	the names of those agents, underwriters or dealers;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

Common Stock. We may issue shares of our common stock from time to time. Common stockholders are entitled to one vote per share for the election of directors and on all other matters that require common stockholder approval. Holders of our common stock are entitled to share in an equal amount per share in any dividends declared by our board of directors on the common stock and paid out of legally available assets. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the designations, voting powers, preferences and rights of the preferred stock, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock or exchangeable for other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus, we will fix the designations, voting powers, preferences and rights of such series of preferred stock, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants. We may issue warrants for the purchase of common stock, preferred stock or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of warrants being offered, as well as any warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, any forms of warrant agreements and forms of warrant certificates containing the terms of the warrants being offered, and any supplemental warrant agreements and forms of warrant certificates containing the terms of the warrants being offered.

Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants also may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Risk Factors

An investment in our securities involves a high degree of risk. Before you make a decision to invest in our securities, you should carefully consider the risks described in the section entitled “Risk Factors” contained in our annual report on Form 10-K for the period ended December 31, 2010, as filed with the SEC on March 9, 2011, as amended by a Form 10-K/A filed with the SEC on April 25, 2011, and our quarterly reports on Form 10-Q for the periods ended March 31, 2011, June 30, 2011 and September 30, 2011, as filed with the SEC on May 5, 2011, August 4, 2011 and November 3, 2011, respectively, which are incorporated herein by reference in their entirety, as well as any amendment or update thereto reflected in our subsequent filings with the SEC. If any of these risks actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock, or, if applicable, other securities, to decline and you may lose part or all of your investment. The risks described are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business, operating results, prospects or financial condition.

Forward-Looking Statements

This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement including the documents we incorporate by reference therein may contain, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, or Exchange Act. These forward-looking statements can generally be identified as such because the context of the statements will include words such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and the negative of these words or similar words. Similarly, statements that describe our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements. Discussions containing these forward-looking statements may be found, among other places, in the “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections incorporated by reference from our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q for the quarters ended subsequent to our filing of such annual report on Form 10-K with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC. These forward-looking statements are or will be, as applicable, based largely on our expectations, beliefs and projections about future events and future trends affecting our business, and so are or will be, as applicable, subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The risks and uncertainties include, among others, those referenced in “Risk Factors” above and in any applicable prospectus supplement and any documents incorporated by reference herein or therein.

In addition, past financial or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the prospectus supplement or the date of documents incorporated by reference in this prospectus that include forward-looking statements.

Financial Ratios

The following table sets forth our ratio of earnings to fixed charges and ratio of combined fixed charges and preference dividends to earnings for the periods indicated:

	Year Ended December 31,					Nine Months Ended September 30, 2011
	2006	2007	2008	2009	2010
Ratio of earnings to fixed charges	—	—	—	—	—	—
Ratio of combined fixed charges and preference dividends to earnings	N/A	N/A	N/A	N/A	N/A	N/A

For the purpose of this table, “earnings” consist of loss from continuing operations before income taxes, extraordinary items, cumulative effect of accounting changes, equity in net losses of affiliates and fixed charges, and “fixed charges” consist of interest expense and the portion of operating lease expense that we estimate represents interest. For the fiscal years ended December 31, 2006, 2007, 2008, 2009 and 2010, and the nine months ended September 30, 2011, we had no earnings and are therefore unable to calculate the ratio of combined fixed charges and preference dividends to earnings. Our earnings for those periods were insufficient to cover fixed charges by $18.2 million, $22.0 million, $43.9 million, $70.9 million, $120.9 million and $51.9 million, respectively.

Use of Proceeds

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise indicated in any prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include research and development, capital expenditures, working capital, and general administrative expenses. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement. Pending these uses, we intend to invest the net proceeds in U.S. Government securities and repurchase agreements collateralized by U.S. Government securities that have ratings of AAA, U.S. Treasury-only money market funds, certificates of deposit or other securities guaranteed by the Federal Deposit Insurance Corporation.

Description of Capital Stock

As of the date of this prospectus, our certificate of incorporation authorizes us to issue 185,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of December 20, 2011, 99,347,790 shares of common stock were outstanding. To date, our board of directors has designated 1,850,000 of the authorized shares of preferred stock as Series A Junior Participating Preferred Stock, or Series A Preferred Stock, which series is described in greater detail below under “Share Purchase Rights Agreement.” As of December 20, 2011, no shares of Series A Preferred Stock were outstanding.

The following summary describes the material terms of our capital stock and stockholder rights plan. The description of capital stock and stockholder rights plan is qualified by reference to our certificate of incorporation, our bylaws, the certificate of designation of our Series A Preferred Stock, and our stockholder rights plan, which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part.

Common Stock

Voting. Common stockholders are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Under our certificate of incorporation and bylaws, directors are elected by a plurality vote, and our stockholders do not have cumulative voting rights. Accordingly, the holders of a majority of our outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose. In all other matters, an action by our common stockholders requires the affirmative vote of the holders of a majority of our outstanding shares of common stock entitled to vote.

Dividends and Other Distributions. Subject to the rights of any outstanding shares of preferred stock, holders of our common stock are entitled to share in an equal amount per share in any dividends declared by our board of directors on the common stock and paid out of legally available assets. Any dividends on our common stock will be non-cumulative.

Distribution on Liquidation or Dissolution. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets legally available for distribution to our stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of our preferred stock.

Other Rights. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

Preferred Stock

Under our certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 5,000,000 shares of preferred stock in one or more series and to fix or alter, from time to time, the designations, powers and rights of each series of preferred stock and the qualifications, limitations or restrictions of any series of preferred stock, including dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preference of any wholly unissued series of preferred stock, any or all of which may be greater than the rights of the common stock, and to establish the number of shares constituting any such series.

Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and any applicable prospectus supplements in the certificate of designation relating to each such series. We will incorporate by reference as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to one or more current reports on Form 8-K, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing;

•	the provisions for a sinking fund;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable for debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights of the preferred stock;

•	preemptive rights;

•	restrictions on transfer, sale or other assignment;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of material United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, the shares will be fully paid and non-assessable.

The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of the common stock. The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change in control of us.

Share Purchase Rights Agreement

Each outstanding share of our common stock has attached to it one preferred share purchase right, which we refer to as a Right. Each Right entitles the registered holder to purchase from us one one-hundredth of a share of Series A Preferred Stock at a price of $120.00, which we refer to as the Purchase Price, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of March 3, 2009, between us and American Stock Transfer & Trust Company, LLC as Rights Agent, which is incorporated by reference as an exhibit into the registration statement of which this prospectus is a part.

Until the earlier to occur of (i) the date of a public announcement that a person, entity or group of affiliated or associated persons have acquired beneficial ownership of 15% or more of our outstanding common stock, which we refer to as an Acquiring Person, or (ii) 10 business days (or such later date as may be determined by action of our board of directors prior to such time as any person or entity becomes an Acquiring Person) following the commencement of, or announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in any person or entity becoming an Acquiring Person (the earlier of such dates being called the Distribution Date), the Rights will be evidenced by the stock certificates representing our common stock then outstanding.

Until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferable with and only with our common stock, and the surrender or transfer of any common stock certificates will also constitute the transfer of the Rights associated with the common stock represented by such certificate.

The Rights are not exercisable until the Distribution Date. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights, which we refer to as the Right Certificates, will be mailed to holders of record of our common stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights will expire as of the close of business on March 20, 2019, which we refer to as the Final Expiration Date, unless the Rights are earlier redeemed or exchanged by us, in each case, as described below.

The Purchase Price payable, and the number of Series A Preferred Shares or other securities or other property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred Shares, (ii) upon the grant to holders of the Series A Preferred Shares of certain rights or warrants to subscribe for or purchase Series A Preferred Shares at a price, or securities convertible into Series A Preferred Shares with a conversion price, less than the then current market price of the Series A Preferred Shares or (iii) upon the distribution to holders of the Series A Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Series A Preferred Shares) or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. The exercise of Rights for Series A Preferred Shares is at all times subject to the availability of a sufficient number of authorized but unissued Series A Preferred Shares.

The number of outstanding Rights and the number of one one-hundredths of a Series A Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of our common stock or a stock dividend on our common stock payable in our common stock or subdivisions, consolidation or combinations of our common stock occurring, in any case, prior to the Distribution Date. No fractional Series A Preferred Shares will be issued (other than fractions which are integral multiples of the number of one one-hundredths of a Series A Preferred Share issuable upon the exercise of one Right, which may, at our election, be evidenced by depositary receipts), and in lieu thereof, an adjustment in cash will be made based on the market price of the Series A Preferred Shares on the last trading day prior to the date of exercise.

Series A Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Series A Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1.00 but will be entitled to an aggregate dividend of 100 times the dividend declared per share of our common stock. In the event of liquidation, the holders of our Series A Preferred Shares would be entitled to a minimum preferential liquidation payment of $100 per share, but would be entitled to receive an aggregate payment equal to 100 times the payment made per share of our common stock. Each Series A Preferred Share will have 100 votes, voting together with our common stock. In the event of any merger, consolidation or other transaction in which our common stock is exchanged, each Series A Preferred Share will be entitled to receive 100 times the amount of consideration received per share of our common stock. These rights are protected by customary anti-dilution provisions. Because of the nature of the Series A Preferred Shares’ dividend and liquidation rights, the value of one one-hundredth of a Series A Preferred Share should approximate the value of one share of our common stock. The Series A Preferred Shares would rank junior to any other series of our preferred stock.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person and its associates and affiliates (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of our common stock having a market value of two times the exercise price of the Right (or, if such number of shares is not and cannot be authorized, we may issue Series A Preferred Shares, cash, debt, stock or a combination thereof in exchange for the Rights). This right will terminate 60 days after the date on which the Rights become nonredeemable (as described below), unless there is an injunction or similar obstacle to exercise of the Rights, in which event this right will terminate 60 days after the date on which the Rights again become exercisable.

Generally, an “Acquiring Person” shall not be deemed to include (i) us, (ii) any subsidiary of us, (iii) any of our employee benefit or compensation plans, or (iv) any entity holding shares of our common stock for or pursuant to the terms of any such employee benefit or compensation plans. Except under limited circumstances, no person or entity shall become an Acquiring Person as the result of the acquisition of our common stock by us which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person or entity to 15% or more of our common stock then outstanding, and no person shall become an Acquiring Person due to the acquisition of our common stock directly from us.

In the event that we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold to an Acquiring Person, its associates or affiliates or certain other persons in which such persons have an interest, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

At any time after an Acquiring Person becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of 50% or more of our outstanding common stock, our board of directors may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of our common stock, or one one-hundredth of a Series A Preferred Share, per Right (or, at our election, we may issue cash, debt, stock or a combination thereof in exchange for the Rights), subject to adjustment.

At any time prior to the earliest of (i) the day of the first public announcement that a person has become an Acquiring Person or (ii) the Final Expiration Date, our board of directors may redeem the Rights in whole, but not in part, at a price of $0.001 per Right, which we refer to as the Redemption Price. Following the expiration of the above periods, the Rights become nonredeemable. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

The terms of the Rights may be amended by our board of directors without the consent of the holders of the Rights, except that from and after such time as the rights are distributed no such amendment may adversely affect the interests of the holders of the Rights (excluding the interest of any Acquiring Person).

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Sequenom, including, without limitation, the right to vote or to receive dividends.

Anti-Takeover Provisions

Delaware Law. We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) before the date that the person became an “interested stockholder,” our board of directors approved either the “business combination” or the transaction which makes the person an “interested stockholder,” (ii) the “interested stockholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (iii) after the date that the person became an “interested stockholder,” the business combination is approved by our board of directors and the vote of at least 66 2/3% of our outstanding voting stock that is not owned by the “interested stockholder.” Generally, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who either owns 15% or more of our outstanding voting stock or, together with affiliates and associates, owns or, within three prior years, did own, 15% or more of our outstanding voting stock. The statute could have the effect of delaying, deferring or preventing a change in our control.

Bylaw and Certificate of Incorporation Provisions. Our certificate of incorporation and bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in our control or our managements, including, but not limited to the following:

•	Our board of directors can issue up to 5,000,000 shares of preferred stock with any rights or preferences, including the right to approve or not approve an acquisition or change in our control.

•	Our certificate of incorporation and bylaws provide that all stockholder actions must be effected at a duly called meeting of holders and not by written consent.

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Our bylaws provide that special meetings of our stockholders may be called only by the Chairman of our board of directors, our Chief Executive Officer, our President, or by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors.

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Our bylaws provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide timely notice in writing and also specify requirements as to the form and content of a stockholder’s notice. These provisions may delay or preclude stockholders from bringing matters before a meeting of our stockholders or from making nominations for directors at a meeting of stockholders, which could delay or deter takeover attempts or changes in our management.

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Our certificate of incorporation and bylaws provide that, subject to the rights of the holders of any outstanding series of preferred stock, all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of two-thirds of directors then in office. Our bylaws provide that the authorized number of directors must be set within a range of five to nine pursuant to a resolution adopted by a majority of the directors then in office.

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Our certificate of incorporation does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares could be able to ensure the election of one or more directors.

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Our bylaws provide that amendments to certain of its provisions relating to stockholder actions, the calling of special meetings of our stockholders and the process for stockholder nomination of candidates for election as directors require the approval of the holders of at least 66-2/3% of our then outstanding common stock and 66-2/3% of the members of our board.

These and other provisions contained in our certificate of incorporation and bylaws are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. However, these provisions could delay or discourage transactions involving an actual or potential change in control of us, including transactions in which stockholders might otherwise receive a premium for their shares over then current prices. Such provisions could also limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests and, therefore, could adversely affect the price of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Listing on The NASDAQ Global Market

Our common stock is listed on The NASDAQ Global Market under the symbol “SQNM.”

Description of Debt Securities

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indentures, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

If we issue debt securities under this prospectus, we will issue the senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture, and we will issue the subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable. We have filed forms of indentures to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any free writing prospectuses that we may authorize to be provided to you in connection with the debt securities that we may offer under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including, to the extent applicable:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

•	the maturity date;

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whether and under what circumstances we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

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the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment;

•	our right to defer payment of interest and the maximum length of any such deferral period;

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the date after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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the date on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders and affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of material United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund;

•	the applicability of the provisions in the indenture on discharge;

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whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities, if applicable. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;

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if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

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the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

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the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

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to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities—General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose;

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to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the debenture trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities. Notwithstanding the foregoing, we cannot be discharged from certain specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the debenture trustee;

•	compensate and indemnify the debenture trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all of the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue each series of debt securities only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

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issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue, nor does it limit us from issuing any other secured or unsecured debt.

Description of Warrants

We may issue warrants for the purchase of common stock, preferred stock or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock or debt securities, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all of the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any free writing prospectuses that we may authorize to be provided to you in connection with the warrants, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including, to the extent applicable:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of material United States federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant or warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent, if applicable, in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of any warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to any warrant agent.

Upon receipt of the required payment and any warrant certificate properly completed and duly executed at the corporate trust office of any warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one series of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of any related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Legal Ownership of Securities

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

•

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your bank, broker or other financial institution may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

Plan of Distribution

We may sell our securities covered by this prospectus in any of three ways (or in any combination):

•	to or through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

We may distribute the securities:

•	from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Each time we offer and sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms of the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the amounts of securities underwritten or purchased by each of them;

•	the purchase price of securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the public offering price of the securities;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

Underwriters or dealers may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any securities, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters or dealers. Generally, the underwriters’ or dealers’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters or dealers will be obligated to purchase all of the securities if they purchase any of the securities, unless otherwise specified in the prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional securities in this offering described above. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing securities in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market, as compared to the price at which they may purchase securities through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the securities that could adversely affect investors who purchase securities in this offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

Similar to other purchase transactions, an underwriter’s purchase to cover the syndicate short sales or to stabilize the market price of our securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of our securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.

Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the price of the securities. If such transactions are commenced, they may be discontinued without notice at any time.

Legal Matters

The validity of the securities being offered hereby will be passed upon for us by Cooley LLP, San Diego, California.

Experts

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of our internal control over financial reporting as of December 31, 2010, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1.800.SEC.0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus until the termination of the offering of the shares covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

•

our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 9, 2011, as amended by a Form 10-K/A filed with the SEC on April 25, 2011 and a Form 10-K/A filed with the SEC on May 17, 2011;

•

our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 5, 2011, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed with the SEC on August 4, 2011, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, filed with the SEC on November 3, 2011;

•

our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 10, 2011, January 14, 2011, June 2, 2011, June 16, 2011, July 11, 2011, September 2, 2011 and October 17, 2011;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2011; and

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on January 25, 2000 and the registration statement on Form 8-A/A, dated March 20, 2009, including any amendments or reports filed for the purposes of updating this description.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Sequenom, Inc.

Attn: Investor Relations

3595 John Hopkins Court

San Diego, California 92121

(858) 202-9000

This prospectus is part of a registration statement we filed with the SEC. That registration statement and the exhibits filed along with the registration statement contain more information about us and the securities in this offering. Because information about documents referred to in this prospectus is not always complete, you should read the full documents which are filed as exhibits to the registration statement. You may read and copy the full registration statement and its exhibits at the SEC’s public reference rooms or its website.

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PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

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January     , 2012